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                                                                    Exhibit 2.6
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                            STOCK PURCHASE AGREEMENT

                                      among

                                   HEAT, INC.,

                       its SHAREHOLDERS and OPTIONHOLDERS,

                H.I.G. VINYL, INC., a Cayman Island corporation,

       H.I.G. INVESTMENT FUND, L.P., a Cayman Island limited partnership,

             H.I.G. CAPITAL MANAGEMENT, INC., a Delaware corporation

                                       and

                             ATRIUM COMPANIES, INC.


                                 April 20, 1999

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                            STOCK PURCHASE AGREEMENT


              THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made as of April 20, 1999, among Heat, Inc., a Delaware corporation (the "COMPANY"), the Persons listed on the attached SHAREHOLDERS SCHEDULE (the "SHAREHOLDERS"), the Persons listed on the attached OPTIONHOLDERS SCHEDULE (the "OPTIONHOLDERS"), H.I.G. Vinyl, Inc., a Cayman Island corporation ("H.I.G. CAYMAN"), H.I.G. Investment Fund, L.P., a Cayman Island limited partnership ("H.I.G. FUND"), H.I.G. Capital Management, Inc., a Delaware corporation ("H.I.G. MANAGEMENT"), and Atrium Companies, Inc., a Delaware corporation (the "BUYER"). Capitalized terms used and not otherwise defined herein have the meanings set forth in
Article XII below.

              WHEREAS, the total authorized capital stock of the Company consists of 5,000,000 shares of Class A Common Stock, par value $.01 per share (the "CLASS A STOCK"), of which 1,312,500 shares are issued and outstanding and 1,000,000 shares of Class B Common Stock, par value $.01 per share (the "CLASS B STOCK" and, together with the Class A Stock, the "SHARES"), of which no shares are issued and outstanding.

              WHEREAS, options to acquire 108,805 shares of Class A Stock and warrants to purchase 98,790 shares of Class B Stock (collectively, the "OPTIONS") are issued and outstanding.

              WHEREAS, the Shareholders own all of the issued and outstanding Shares in the individual amounts set forth on the attached SHAREHOLDERS SCHEDULE. The Optionholders own all of the issued and outstanding Options in the individual amounts set forth on the attached OPTIONHOLDERS SCHEDULE.

              WHEREAS, as of the Closing Date, 1,312,500 Shares and Options to acquire 108,805 shares of Class A Common Stock and 98,790 shares of Class B Stock will be issued and outstanding.

              WHEREAS, the total authorized capital stock of H.I.G. Vinyl, Inc. ("VINYL"), a Delaware corporation and a Shareholder, consists of 1,000 shares of common stock, par value $.01 per share, of which 1,000 shares are issued and outstanding (the "VINYL SHARES").

               WHEREAS, H.I.G. Cayman owns all of the Vinyl Shares.

              WHEREAS, as of the Closing Date, H.I.G. Cayman will own all of the issued and outstanding capital stock of Vinyl.



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              WHEREAS, subject to the terms and conditions set forth herein, the parties hereto desire to consummate the transactions as described below in
Section 1.03 with respect to the outstanding Shares and the transactions as described below in Section 1.04 with respect to the outstanding Options.

              NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, agree as follows:

                                    ARTICLE I

                     PURCHASE AND SALE OF SHARES AND OPTIONS

              1.01 AGGREGATE EQUITY PRICE. The aggregate consideration to be delivered by Buyer (the "AGGREGATE EQUITY PRICE") shall be an amount equal to
(a) $85,000,000 PLUS (b) the aggregate amount of cash and cash equivalents held by the Company as of the Closing Date (the "CLOSING CASH") MINUS (c) the outstanding amount of the Indebtedness as of the Closing to be paid by Buyer pursuant to Section 1.07(b)(v) (the "CLOSING DEBT") MINUS (d) the Escrow Amount MINUS (e) $32,500, which represents the cash amount of the Special Bonus Awards granted pursuant to the letters dated February 12, 1999 to Thomas Warren, Michael Lane and Gerald Fiano (collectively, the "Bonuses") MINUS (f) the outstanding amount of capitalized lease obligations as of the Closing Date (the "CAPITALIZED LEASE OBLIGATIONS") MINUS (g) any outstanding amounts owed in connection with any agreements with Computer Associates International, Inc., to the extent such obligations are not paid in full, as of the Closing Date (the "OUTSTANDING COMPUTER ASSOCIATES DEBT"). The Aggregate Equity Price shall be adjusted as set forth in Section 1.06.

              1.02 DEPOSIT. Contemporaneous with the execution of this Agreement, Buyer shall deposit for the benefit of the Shareholders (other than Vinyl), the Optionholders and H.I.G. Cayman, $2,500,000 (the "DEPOSIT") into escrow pursuant to the terms of the Escrow Agreement. Subject to the terms and conditions of this Agreement, the Deposit will, at Closing, be paid by the Company to the Shareholders (other than Vinyl), the Optionholders and H.I.G. Cayman and credited to the Aggregate Equity Price.

              1.03 SHARE TRANSACTIONS.

              (a) The purchase price for each of the outstanding Shares to be


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acquired from the Shareholders (other than Vinyl) shall be an amount, in cash, equal to the quotient of (i) the Aggregate Equity Price PLUS the aggregate exercise price for the Options, DIVIDED by (ii) the number of Shares outstanding as of the Closing on a fully-diluted basis (the "PER SHARE PURCHASE PRICE"). The purchase price for all of the outstanding Vinyl Shares shall be an amount in cash equal to the Per Share Purchase Price multiplied by the aggregate number of Shares held by Vinyl.

              (b) On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver of the terms and conditions set forth herein, each of the Shareholders (other than Vinyl) and H.I.G. Cayman agrees to and will consummate, at the Closing, the following transactions: (i) each Shareholder (other than Vinyl) shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and acquire from each Shareholder (other than Vinyl), all of the Shares held by such Shareholder set forth opposite such Shareholder's name on the attached SHAREHOLDERS SCHEDULE against payment at the Closing of the Closing Per Share Purchase Price (as defined in Section 1.06(a) below) for each Share and (ii) H.I.G. Cayman shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and acquire from H.I.G. Cayman, all of the Vinyl Shares held by H.I.G. Cayman against payment at the Closing of an amount equal to the Closing Per Share Purchase Price multiplied by the aggregate number of Shares held by Vinyl, it being understood that Buyer's payment obligations are as set forth in Sections 1.02, 1.05, 1.06 and 1.07(b)(i) and
(ii).

              1.04 OPTION TRANSACTIONS.

              (a) The purchase price for each of the issued and outstanding Options from the Optionholders shall be an amount, in cash, equal to the Per Share Purchase Price MINUS the exercise price for such Option (the "PER OPTION PURCHASE PRICE").

              (b) On the basis of the representations, warranties, covenants and agreements and subject to satisfaction or waiver of the terms and conditions set forth herein, each of the Optionholders agrees to and will consummate, at the Closing, the following transactions (the "OPTION PURCHASE TRANSACTIONS"): each Optionholder shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and acquire from each Optionholder, all of the Options held by each Optionholder set forth opposite such Optionholder's name on the attached OPTIONHOLDERS SCHEDULE against payment at the Closing of the Closing Per Option Purchase Price (as defined in Section 1.06(a) below) for each Option, it being understood that Buyer's payment obligations are as set forth in Sections 1.02, 1.05, 1.06 and 1.07(b)(i) and (ii).

              1.05 ESCROW. On the Closing Date, Buyer shall deposit, for the benefit

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of the Shareholders (other than Vinyl), the Optionholders and H.I.G. Cayman,
$5,000,000 (the "ESCROW AMOUNT") in an escrow account established pursuant to the terms and conditions of an escrow agreement (the "ESCROW AGREEMENT"), by and among the Escrow Agent, Buyer and the Shareholder Representative (on behalf of the Shareholders (other than Vinyl), the Optionholders and H.I.G. Cayman), which will be substantially in the form of EXHIBIT A attached hereto, as modified before execution thereof in accordance with the reasonable requests of the Escrow Agent.

              1.06 AGGREGATE EQUITY PRICE ADJUSTMENT.

              (a) At least three days prior to the Closing Date, the Shareholder Representative (on behalf of the Shareholders, the Optionholders and H.I.G. Cayman) shall deliver to Buyer an estimated pro forma balance sheet of the Company as of the close of business on the Closing Date based on the Company's books and records and other information then available (the "ESTIMATED BALANCE SHEET") setting forth its good faith calculation of its estimate of the Net Working Capital as of the Closing Date (the "ESTIMATED NET WORKING CAPITAL"). If the Estimated Net Working Capital is less than $5,175,000 (the "WORKING CAPITAL TARGET"), then the Aggregate Equity Price to be paid at Closing shall be reduced by the amount of such deficiency. If the Estimated Net Working Capital is greater than the Working Capital Target, then the Aggregate Equity Price shall be increased by the amount of such difference. The Per Share Purchase Price and Per Option Purchase Price determined using the estimated Aggregate Equity Price determined pursuant to this Section 1.06(a) shall be defined herein respectively as the "CLOSING PER SHARE PURCHASE PRICE" and the "CLOSING PER SHARE OPTION PURCHASE PRICE."

              (b) As promptly as possible, but in any event within sixty (60) days after the Closing Date, Buyer will deliver to the Shareholder Representative (on behalf of the Shareholders (other than Vinyl), the Optionholders and H.I.G. Cayman) its calculation of the Net Working Capital as of the Closing Date (the "CLOSING NET WORKING CAPITAL STATEMENT"). If the Shareholder Representative has any objections to the Closing Net Working Capital Statement, the Shareholder Representative shall deliver to Buyer a statement setting forth its objections thereto (an "OBJECTIONS STATEMENT") within thirty
(30) days of the Shareholder Representative's receipt of the Closing Net Working Capital Statement. If an Objections Statement is not delivered to Buyer within such thirty (30) days, the Closing Net Working Capital Statement shall be final, binding and non-appealable by the parties hereto. If the Shareholder Representative delivers an Objections Statement within such thirty (30) days, the Shareholder Representative and Buyer shall negotiate in good faith to resolve any such objections, but if they do not reach a final resolution within thirty (30) days after the delivery of the Objections Statement, the Shareholder Representative and Buyer shall submit such dispute to KPMG LLP (the "INDEPENDENT AUDITOR"). The Shareholder Representative and Buyer shall use their commercially reasonable efforts to cause the Independent Auditor to resolve all disagreements as soon as practicable, but in any event within fifteen (15) days after the submission of the dispute to the Independent Auditor. The resolution of the dispute by the Independent Auditor shall be final, binding and non-appealable on the parties hereto. The costs and expenses of the Independent Auditor shall be paid equally by Buyer, on the one hand, and the Shareholders (other than Vinyl), the Optionholders and H.I.G. Cayman, on the other hand.

              (c) (i) If the Net Working Capital as of the Closing Date as finally determined pursuant to clause (b) above is greater than the Estimated Net Working Capital, Buyer shall pay to the Shareholder Representative (on behalf of the Shareholders (other than Vinyl), the Optionholders and H.I.G. Cayman) the difference between the Net Working Capital as of the Closing Date as finally determined pursuant to clause (b) above and the Estimated Net Working Capital by wire transfer of immediately available funds to an account designated by the Shareholder Representative to Buyer.

              (ii) If the Net Working Capital as of the Closing Date as finally determined pursuant to clause (b) above is less than the Estimated Net Working Capital, the Shareholder Representative (on behalf of the Shareholders (other than Vinyl), the Optionholders and H.I.G. Cayman) shall pay to Buyer the difference between the Net Working Capital as of the Closing Date as finally determined pursuant to clause (b) above and the Estimated Net Working Capital by directing the Escrow Agent under the Escrow Agreement to promptly pay to Buyer such difference from the account established pursuant to the terms of the Escrow Agreement. The Shareholders (other than Vinyl), the Optionholders and H.I.G. Cayman shall be required to deposit into such account an amount equal to such difference within thirty (30) days of such payment to Buyer.

              (d) The Closing Cash will be determined based upon bank verification of cash and cash equivalent balances as of the Closing and the Closing Debt will be determined based upon payoff letters from the respective creditor. The Capitalized Lease Obligations will be determined based upon letters from the lessors. If the parties determine during the determination of the Closing Net Working Capital Statement that either the Closing Cash, the Closing Debt or the Capitalized Lease Obligations used to determine the Closing Per Share Purchase Price and the Closing Per Option Purchase Price was incorrect, the Per Share Purchase Price and Per Option Purchase Price will be adjusted accordingly.

               1.07 THE CLOSING.

              (a) The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP located at 399 Park Avenue, New York, New York at 10:00 a.m. on May 14, 1999, or if

                                       6

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any of the conditions to the Closing set forth in Article II below have not been satisfied or waived by the party entitled to the benefit thereof, then on or prior to the second business day following satisfaction or waiver of all of the closing conditions set forth in Article II hereof (other than those to be satisfied at the Closing) or on such other date as is mutually agreed upon by Buyer and the Shareholder Representative (on behalf of the Shareholders, the Optionholders and H.I.G. Cayman). The date and time of the Closing are herein referred to as the "CLOSING DATE."

              (b) In reliance on the representations, warranties and covenants contained herein and subject to the terms and conditions set forth in this Agreement, the parties hereto shall consummate the following transactions (the "CLOSING TRANSACTIONS") on the Closing Date:

              (i) Buyer shall deliver to the Shareholder Representative (on behalf of the Shareholders (other than Vinyl), the Optionholders and H.I.G. Cayman) the estimated Aggregate Equity Price determined pursuant to Section 1.06(a), MINUS the Deposit and the Deposit Interest, in cash by wire transfer of immediately available funds to the account designated by the Shareholder Representative to Buyer prior to the Closing;

              (ii) In order to secure the Shareholders' (other than Vinyl's), the Optionholders' and H.I.G. Cayman's obligations to indemnify Buyer pursuant to Article IX, Buyer shall deposit the Escrow Amount in the escrow account which will be subject to the terms and conditions of the Escrow Agreement;

              (iii) the Shareholder Representative (on behalf of the Shareholders (other than Vinyl) and H.I.G. Cayman) shall deliver to Buyer, free and clear of all claims, pledges, security interests, liens, charges and all other encumbrances of any kind, stock certificates representing the Shares and the Vinyl Shares duly endorsed for transfer or accompanied by duly executed stock powers;

              (iv) the Shareholder Representative (on behalf of the Optionholders) shall deliver to Buyer satisfactory evidence of the valid transfer of the Options to the Buyer, free and clear of all claims, pledges, security interests, liens, charges and all other encumbrances of any kind;

              (v) Buyer shall repay, or cause to be repaid, on behalf of the Company and its Subsidiaries, all amounts necessary to discharge fully all indebtedness for borrowed money of the Company and its Subsidiaries, including, without limitation, the then outstanding bank debt, real estate debt, contracts for deed, notes payable to stockholders, mortgages, deferred financing arrangements, deferred license fees, deferred purchase obligations, earn-out payments and all

                                       7

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         prepayment penalties, accrued interest and other obligations related thereto (but excluding the Capitalized Lease Obligations and excluding the Outstanding Computer Associates Debt, to the extent such obligations are not paid in full by the Company, as of the Closing
         Date) listed on the attached INDEBTEDNESS SCHEDULE (collectively, the "INDEBTEDNESS"), by wire transfer of immediately available funds as directed by the holders of the Indebtedness at or prior to the Closing, and the Shareholder Representative (on behalf of the Shareholders, the Optionholders and H.I.G. Cayman) shall deliver to Buyer all appropriate payoff letters and shall make arrangements reasonably satisfactory to Buyer for such holders of the Indebtedness to deliver lien releases and canceled notes at the Closing; and

              (vi) Buyer, the Company, Vinyl and the Shareholder Representative (on behalf of the Shareholders (other than Vinyl), the Optionholders and H.I.G. Cayman) shall make such other deliveries and take all further actions on or after the Closing Date as may be necessary and appropriate to effect the transactions contemplated by this Agreement and as are required by and in accordance with Article II hereof.

              (c) Subject to the terms and conditions herein, if the Shareholders (other than Vinyl) or the Optionholders shall fail or refuse to deliver at least ninety-nine percent (99%) of the outstanding capital stock of the Company on a fully diluted basis, or if H.I.G. Cayman shall fail or refuse to deliver any of the Vinyl Shares as provided in this Section 1.07, or if any of the Shareholders, the Optionholders or H.I.G. Cayman shall fail or refuse to consummate the transactions described in this Agreement prior to the Closing Date, such failure or refusal shall not relieve the Shareholders, the Optionholders or H.I.G. Cayman of any obligations under this Agreement, and Buyer at its option and without prejudice to its rights against any such defaulting Shareholder, Optionholder or H.I.G. Cayman, may either (a) acquire the remaining Shares, Vinyl Shares and/or Options which it is entitled to acquire hereunder after reducing the Aggregate Equity Price accordingly, or (b) terminate this Agreement in accordance with the provisions of Article VIII.

                                   ARTICLE II

                              CONDITIONS TO CLOSING

              2.01 CONDITIONS TO BUYER'S OBLIGATIONS. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions as of or prior to the Closing Date:

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              (a) Buyer shall have obtained the debt financing described in the
Highly Confident letter addressed to Buyer, dated February 26, 1999, and attached hereto as EXHIBIT B (the "Financing Letter");

              (b) The representations and warranties of the Company, the Shareholders, the Optionholders and H.I.G. Cayman set forth in this Agreement or in any Exhibit or Schedule hereto, if specifically qualified by materiality, shall be true and correct in all respects, and if not so qualified, shall be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties;

              (c) The Company, the Shareholders, the Optionholders and H.I.G. Cayman shall have performed or complied with in all material respects all of the covenants, conditions and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing;

              (d) All of the consents from and notices to third parties which are set forth on the attached SELLER CONSENTS SCHEDULE, shall have been obtained in writings executed by such third parties in form and substance reasonably satisfactory to Buyer;

              (e) The applicable waiting periods (including any extension thereof by reason of a request for additional information), if any, under the HSR Act shall have expired or been terminated, and all of the governmental filings, consents, authorizations, approvals and waivers which are set forth on the attached SELLER CONSENTS SCHEDULE, shall have been made and obtained and shall be in full force and effect;

              (f) No action or proceeding before any court or government body shall be pending or, to the best knowledge of the Company, threatened with a reasonable likelihood of success, as determined by Buyer in its reasonable discretion, on the Closing Date wherein an unfavorable judgment, decree or order would restrain, prohibit or prevent the performance of this Agreement or the consummation of any of the transactions contemplated by this Agreement, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded;

              (g) The Shareholder Representative shall have executed and delivered the Escrow Agreement on behalf of the Shareholders (other than Vinyl), the Optionholders and H.I.G. Cayman;

              (h) From December 31, 1998, there shall not have occurred or became known any material adverse change, or any condition or event (including any change in

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law) that could reasonably be expected to result in a material adverse change, in the business, property, assets, liabilities (contingent or otherwise), operations or condition (financial or otherwise) of Vinyl or the Company and its Subsidiaries, as the case may be;

              (i) Vinyl, the Company and the Shareholder Representative (on behalf of the Shareholders, the Optionholders and H.I.G. Cayman) shall have delivered to Buyer each of the following:

                  (A) a certificate of each of Vinyl, the Company and the Shareholder Representative in the form set forth in EXHIBIT C attached hereto, dated the Closing Date, stating that the preconditions specified in subsections (b) through (h) hereof, inclusive, have been satisfied;

                  (B) copies of the third party and governmental consents required by subsections (d) and (e) above;

                  (C) all minute books, stock books, ledgers and registers, corporate seals and other corporate records relating to the organization, ownership and maintenance of Vinyl, the Company and the Subsidiaries;

                  (D) a certificate of the Secretary of each of Vinyl, the Company and H.I.G. Cayman relating to the incumbency and corporate proceedings in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, and the absence of changes in Vinyl's, the Company's and its Subsidiaries', and H.I.G. Cayman's Certificate of Incorporation and By-laws, together with copies of the resolutions duly adopted by Vinyl's, the Company's and H.I.G. Cayman's board of directors and shareholders authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement;

                  (E) resignations effective as of the Closing Date from such officers and directors of Vinyl, the Company or the Subsidiaries as Buyer shall have requested in writing not less than ten (10) days prior to the Closing Date in form and substance satisfactory to Buyer;

                  (F) (i) a copy of the Certificate of Incorporation and all amendments thereto, of each of Vinyl, the Company and the Subsidiaries, certified by the Secretary of State of the state of its incorporation, as of a date not more than thirty (30) days prior to the Closing Date,
         (ii) copies, certified by the Secretary of each of Vinyl, the Company and the Subsidiaries, as of the Closing Date, of the Bylaws of Vinyl, the Company and the Subsidiaries, (iii) Certificates

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         of Good Standing from the Secretary of the state of its incorporation as of a date not more than ten (10) days prior to the Closing Date, accompanied by bring-down certificates dated as of the Closing Date, evidencing Vinyl's, the Company's and the Subsidiaries' good standing in such jurisdiction, and (iv) Certificates of Good Standing from the Secretary of State of each state wherein Vinyl, the Company and the Subsidiaries are duly qualified, as of a date not more than ten (10) days prior to the Closing Date, accompanied by bring-down certificates dated as of the Closing Date, evidencing Vinyl's, the Company's and the Subsidiaries' good standing therein;

                  (G) an opinion from Kirkland & Ellis, legal counsel for Vinyl and the Company, and an opinion from Maples and Calder, legal counsel for H.I.G. Cayman, addressed to Buyer, dated the Closing Date, and in the form of EXHIBIT D attached hereto;

                  (H) evidence that the release of all claims, pledges, security interests, liens, charges and all other encumbrances of any kind on the assets of Vinyl, the Company and the Subsidiaries will occur immediately upon repayment of the Indebtedness set forth on the attached INDEBTEDNESS SCHEDULE and all appropriate payoff letters setting forth amounts to be paid to discharge fully the outstanding balance of the Indebtedness set forth on the attached INDEBTEDNESS SCHEDULE;

                  (I) evidence reasonably satisfactory to Buyer of (i) the elimination of any rights of first refusal to purchase the Company's capital stock from the Shareholders and the Optionholders, or Vinyl's capital stock from H.I.G. Cayman, and (ii) the termination of any shareholders agreements, stock purchase agreements, option agreements, warrant agreements, registration rights agreements, voting agreements or any other agreements relating to the capital stock of Vinyl or the Company, and any amendments thereto, to which Vinyl, the Company, any Shareholder, any Optionholder and/or H.I.G. Cayman are a party, including, without limitation, those agreements set forth on the attached TERMINATING AGREEMENTS SCHEDULE;

                  (J) a duly and properly executed certificate from each Shareholder, each Optionholder and H.I.G. Cayman in the forms attached as Exhibit E hereto establishing an exemption from withholding under Treasury Regulation ss. 1.1445-2 on the basis of the transferor not being a foreign person or the Shares or the Options not constituting a U.S. real property interest;

                  (K) all other instruments which are necessary or desirable to effect the transactions contemplated by this Agreement; and

                  (L) upon the request of Buyer, estoppel certificates with respect to the Leased Real Property set forth on the SELLER CONSENTS
         SCHEDULE in form and substance reasonably satisfactory to Buyer.

              (j) The Closing Transactions set forth in Section 1.07(b) shall have been completed;

              (k) Buyer shall have obtained Form ALTA-B owner's policies of title insurance issued to the Company and its Subsidiaries directly, or by endorsement, effective on the date of the Closing, in respect of any real property, whether owned or leased, acceptable to Buyer in its reasonable discretion; provided that Buyer shall pay the premiums and costs relating thereto; and

              (l) Thermal's gross profit percentage for the four months ended April 30, 1999, as determined in accordance with Thermal's past practice and as determined from the financial statements to be delivered to Buyer pursuant to the last sentence of Section 6.09, shall not be less than 37.5%; provided that the condition set forth in this Section 2.01(1) shall not be a condition to Buyer's obligation to consummate the transactions contemplated by this Agreement in the event that Buyer receives the financial statements required to be delivered pursuant to the last sentence of Section 6.09 and does not terminate this Agreement pursuant to Section 8.01(c)(ii) on or prior to the third business day following the delivery to Buyer of such financial statements.

              2.02 CONDITIONS TO THE SHAREHOLDERS', THE OPTIONHOLDERS' AND H.I.G. CAYMAN'S OBLIGATIONS. The obligations of the Shareholders, the Optionholders and H.I.G. Cayman to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions as of or prior to the Closing Date:

              (a) The representations and warranties of Buyer set forth in this Agreement, if specifically qualified by materiality, shall be true and correct in all respects, and if not so qualified, shall be true and correct in all material respects at and as of the Closing as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties;

              (b) Buyer shall have performed or complied with in all material respects all the covenants, conditions and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing;

              (c) All of the consents from third parties which are set forth on the attached BUYER CONSENTS SCHEDULE shall have been obtained in writings executed by such third parties;

              (d) The applicable waiting periods (including any extension thereof by reason of a request for additional information), if any, under the HSR Act shall have expired or been terminated, and all governmental filings, consents, authorizations, approvals and waivers which items are set forth on the attached BUYER CONSENTS SCHEDULE, shall have been made and obtained and shall be in full force and effect;

              (e) No action or proceeding before any court or government body shall be pending or, to the best knowledge of Buyer, threatened with a reasonable likelihood of success, as determined by the Shareholder Representative in its reasonable discretion, on the Closing Date wherein an unfavorable judgment, decree or order would prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded;

              (f) Buyer shall have executed and delivered the Escrow Agreement;

              (g) Buyer shall have delivered to the Shareholder Representative (on behalf of the Shareholders, the Optionholders and H.I.G. Cayman) certified copies of the resolutions duly adopted by Buyer's board of directors authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement;

              (h) Buyer shall have delivered to the Shareholder Representative (on behalf of the Shareholders, the Optionholders and H.I.G. Cayman) a certificate in the form set forth as EXHIBIT F attached hereto, dated the Closing Date, stating that the preconditions specified in subsections (a) through (f) hereof, inclusive, have been satisfied; and

              (i) The Closing Transactions set forth in Section 1.07(b) shall have been completed.


                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF EACH
                SHAREHOLDER, EACH OPTIONHOLDER AND H.I.G. CAYMAN

              Each Shareholder and each Optionholder, with respect to Sections 3.01, 3.02, 3.03 and 3.06 (on a several, and not joint and several basis, subject to Section

9.02(d)), and H.I.G. Cayman, with respect to Sections 3.04, 3.05, 3.06, 3.07 and 3.08, represents and warrants to Buyer as follows:

              3.01 AUTHORITY. Such Shareholder, such Optionholder or H.I.G. Cayman, as the case may be, has all requisite power and authority and full legal capacity to execute and deliver this Agreement and to consummate and perform his or its obligations hereunder.

              3.02 EXECUTION AND DELIVERY; VALID AND BINDING AGREEMENT; OTHER MATTERS. This Agreement has been duly executed and delivered by such Shareholder, such Optionholder or H.I.G. Cayman, as the case may be, and constitutes the legal, valid and binding obligation of such Shareholder, such Optionholder or H.I.G. Cayman, as the case may be, enforceable in accordance with its terms. No permit, authorization, consent or approval of, or filing with or notification to, any governmental, regulatory or administrative body or any other third party is required in connection with the execution and delivery of this Agreement by such Shareholder, such Optionholder or H.I.G. Cayman.

              3.03 OWNERSHIP OF CAPITAL STOCK OF THE COMPANY. Such Shareholder or such Optionholder, as the case may be, is the lawful record owner of the number of Shares or the Options, as applicable, set forth opposite his or its name on the attached SHAREHOLDERS SCHEDULE or OPTIONHOLDERS SCHEDULE, as the case may be, free and clear of all claims, pledges, security interests, liens, charges, encumbrances, options, proxies, voting trusts or agreements and other restrictions and limitations of any kind, and such Shareholder or such Optionholder, as the case may be, has full legal power and all authorization required by law to transfer and deliver the Shares or the Options, as applicable, set forth on the attached SHAREHOLDERS SCHEDULE or the OPTIONHOLDERS SCHEDULE, as the case may be, owned by such Person in accordance with this Agreement. On the Closing Date, such Shareholder will be the lawful record owner of the number of Shares set forth opposite such Person's name on the attached SHAREHOLDERS SCHEDULE and such Shareholder (other than Vinyl) shall validly convey and transfer to Buyer good title to such Shares, and such Optionholder will be the lawful record owner of the Options set forth opposite such Person's name on the attached OPTIONHOLDERS SCHEDULE and shall validly convey and transfer to Buyer such Options, in either case free and clear of all claims, pledges, security interests, liens, charges, encumbrances, options, proxies, voting trusts or agreements and other restrictions and limitations of any kind, other than applicable federal and state securities law restrictions. Such Shareholder or such Optionholder, as the case may be, does not and, on the Closing Date, will not, own any capital stock or any options to acquire capital stock of the Company except as set forth on the attached SHAREHOLDERS SCHEDULE or OPTIONHOLDERS SCHEDULE. Except as set forth on the attached CAPITAL STOCK SCHEDULE, such Shareholder and such Optionholder, as the case may be, is not, and on the Closing Date, will not be, a party to or bound by any contract which grants to any Person an option or right of first refusal or other right of any character to acquire at any time, or upon the happening of any stated events, shares of capital stock or other securities of the Company whether or not presently issued and outstanding. Such Shareholder and such Optionholder is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code and Treasury Regulation Section 1.445-2(b)(2)(i). There is no pending action or proceeding that has been commenced against such Shareholder or such Optionholder that may have the effect of preventing, delaying or making illegal the Closing Transactions and, to the best knowledge of such Shareholder and such Optionholder, no such action or proceeding has been threatened. Except as set forth on the attached GOVERNMENTAL CONSENTS SCHEDULE and THIRD-PARTY CONSENTS SCHEDULE hereto, neither the execution and delivery of this Agreement or any related agreements by such Shareholder or such Optionholder nor the consummation by such Shareholder or such Optionholder of the transactions provided for herein or therein will conflict with, violate, or result in a breach of, default under or the creation of any claims, pledges, security interests, liens, charges, encumbrances, options, proxies, voting trusts or agreements and other restrictions and limitations of any kind pursuant to any agreement to which such Shareholder or such Optionholder, as the case may be, is a party or by which he or it is bound or any law, order, judgment or decree or any provision of the Certificate of Incorporation or By-Laws of the Company, or any contract to which the Company, or such Shareholder or such Optionholder, as the case may be, is a party.

              3.04 OWNERSHIP OF VINYL SHARES. H.I.G. Cayman is the lawful record owner of the Vinyl Shares, free and clear of all claims, pledges, security interests, liens, charges, encumbrances, options, proxies, voting trusts or agreements and other restrictions and limitations of any kind, and H.I.G. Cayman has full legal power and all authorization required by law to transfer and deliver the Vinyl Shares in accordance with this Agreement. On the Closing Date, H.I.G. Cayman will be the lawful record owner of the Vinyl Shares and shall validly convey and transfer to Buyer good title to the Vinyl Shares, free and clear of all claims, pledges, security interests, liens, charges, encumbrances, options, proxies, voting trusts or agreements and other restrictions and limitations of any kind, other than applicable federal and state securities law restrictions. There is no pending action or proceeding that has been commenced against H.I.G. Cayman that may have the effect of preventing, delaying or making illegal the Closing Transactions and, to the best knowledge of H.I.G. Cayman, no such action or proceeding has been threatened. Except as set forth on the attached GOVERNMENTAL CONSENTS SCHEDULE and THIRD-PARTY CONSENTS SCHEDULE, neither the execution and delivery of this Agreement or any related agreements by H.I.G. Cayman nor the consummation by H.I.G. Cayman of the transactions provided for herein or therein will conflict with, violate, or result in a breach of, default under or the creation of any claims, pledges, security interests, liens, charges, encumbrances, options, proxies, voting trusts or agreements and other restrictions and limitations of any kind pursuant to, any agreement to which Vinyl or H.I.G. Cayman is a party or by which they are bound or any law, order, judgment or decree or any provision of the Certificate of Incorporation or By-Laws of Vinyl or H.I.G. Cayman, or any contract to which Vinyl or H.I.G. Cayman is a party.

              3.05 CAPITALIZATION OF VINYL. The Vinyl Shares represent one hundred percent (100%) of the issued and outstanding capital stock of Vinyl. Neither H.I.G. Cayman nor Vinyl is, or on the Closing Date will be, a party to or bound by any contract which grants to any Person an option or right of first refusal or other right of any character to acquire at any time, or upon the happening of any stated events, shares of capital stock or other securities of Vinyl whether or not presently issued and outstanding.

              3.06 BROKERAGE. Except for the fees and expenses of Bowles Hollowell Conner & Co., which shall be paid directly by the Shareholders, the Optionholders and H.I.G. Cayman, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of any Shareholder, any Optionholder or H.I.G. Cayman.

              3.07 VINYL. H.I.G. Cayman hereby represents and warrants to Buyer that (i) Vinyl is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder;
(ii) the execution, delivery and performance of this Agreement by Vinyl and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement; (iii) Vinyl is not subject to or obligated under its Certificate of Incorporation, its By-laws, any applicable law, or rule or regulation of any governmental authority, or any material agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated in any material respect by Vinyl's execution, delivery or performance of this Agreement; (iv) its sole asset is and ever was the Shares set forth opposite its name on the attached SHAREHOLDERS SCHEDULE; (v) since its formation, the only activities Vinyl has conducted are to hold the Shares and to enter into this Agreement and the transactions contemplated by this Agreement; and (vi) Vinyl has no, and has never had, any obligations or liabilities, whether arising in contract, tort or otherwise, of any type or nature, whether choate, inchoate, accrued, contingent or fixed.

              3.08 H.I.G. CAYMAN. H.I.G. Cayman hereby represents and warrants as to itself to Buyer that (i) it is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder; (ii) the execution, delivery and performance of this Agreement by H.I.G. Cayman and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement; (iii) it is not subject to or obligated under its Certificate of Incorporation, its By-laws, any applicable law, or rule or regulation of any governmental authority, or any material agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated in any material respect by H.I.G. Cayman's execution, delivery or performance of this Agreement; (iv) its sole asset is and ever was the Vinyl Shares; and (v) since its formation, the only activities H.I.G. Cayman has conducted are to hold the Vinyl Shares and to enter into this Agreement and the transactions contemplated by this Agreement.


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
         The Company represents and warrants to Buyer that:
              4.01 ORGANIZATION, STANDING AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Company has all requisite corporate power and authority and all authorizations, licenses and permits necessary to own, lease and operate its properties and assets and to carry on its businesses as now conducted, except where the failure to hold such authorizations, licenses and permits would not have, individually or in the aggregate, a material adverse effect upon the business, properties, assets, liabilities, financial condition or operating results of the Company and its Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"). The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified would not have a Material Adverse Effect, as set forth on the attached ORGANIZATION SCHEDULE.

              4.02 SUBSIDIARIES. Except as set forth on the attached SUBSIDIARY SCHEDULE, neither the Company nor any of its Subsidiaries owns, or holds the right to acquire, any stock, partnership interest, joint venture interest or other equity ownership interest in any other Person. Except as set forth on the attached SUBSIDIARY SCHEDULE, each of the Subsidiaries identified on the SUBSIDIARY SCHEDULE is validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority and all authorizations, licenses and permits necessary to own, lease and operate its properties and assets and to carry on its businesses as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which its ownership of property or the conduct of businesses as now conducted requires it to qualify, except in each such case where the failure to hold such authorizations, licenses and permits or to be so qualified would not have a Material Adverse Effect, as set forth on the attached ORGANIZATION SCHEDULE. For purposes of this Agreement, the term "SUBSIDIARY" shall mean each business entity in which the Company or one of the Company's Subsidiaries has a 50% or greater equity interest.

              4.03 AUTHORIZATION; NO BREACH; VALID AND BINDING AGREEMENT. Except as set forth on the attached AUTHORIZATION SCHEDULE, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action and no other corporate proceedings are necessary to authorize the execution, delivery or performance of this Agreement. Except as set forth on the attached AUTHORIZATION SCHEDULE, the execution, delivery and performance of this Agreement by the Company, the Shareholders and the Optionholders do not conflict with, violate or result in any material breach of, constitute a material default under, result in a material violation of, result in the creation of any material lien, security interest, charge or encumbrance upon any material assets of the Company or any of its Subsidiaries, or require any material authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, or employee representative or union or labor organization, or accelerate or otherwise alter the rights of any other party, under the provisions of the Company's or any of its Subsidiary's Certificate of Incorporation or By-laws or any material indenture, mortgage, lease, loan agreement, collective bargaining agreement or other agreement or instrument to which the Company or any of its Subsidiaries is bound, or any law, statute, rule or regulation or order, judgment or decree to which the Company or any of its Subsidiaries is subject. None of the foregoing items shall be deemed to be "material" unless the failure to meet the requirements thereof would, individually or in the aggregate, have a Material Adverse Effect. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

              4.04 CAPITAL STOCK. (a) The authorized number of shares of capital stock of the Company consists of 5,000,000 shares of Class A Stock and 1,000,000 shares of Class B Stock. As of the date hereof, 1,312,500 shares of Class A Stock are issued and outstanding and are owned of record by the Shareholders in the amounts as set forth on the attached SHAREHOLDERS SCHEDULE and no shares of Class B Stock are issued and outstanding. As of the date hereof, Options to acquire 108,805 shares of Class A Stock and 98,790 shares of Class B Stock are issued and outstanding and are owned of record by the Optionholders in the amounts as set forth on the attached OPTIONHOLDERS SCHEDULE. As of the Closing Date, 1,312,500 shares of Class A Stock and Options to acquire

108,805 shares of Class A Stock and 98,790 shares of Class B Stock will be issued and outstanding and no shares of Class A Stock and no shares of Class B Stock will be issued but not outstanding. All of the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable. None of such shares was issued in violation of any preemptive or preferential right. As of the Closing Date, all of such shares will be duly authorized and validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive or preferential right. Except as set forth on the attached CAPITAL STOCK SCHEDULE, the Company does not have any other capital stock, equity securities or securities containing any equity features authorized, issued or outstanding, and there are no outstanding conversion or exchange rights, agreements, subscriptions, options, warrants or other rights or arrangements existing or outstanding which provide for the sale or issuance of any of the foregoing by the Company. Except as set forth on the attached CAPITAL STOCK SCHEDULE, there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire any shares of capital stock or other equity securities of the Company of any kind. Except as set forth on the attached CAPITAL STOCK SCHEDULE, there are no agreements or other obligations (contingent or otherwise) which require the Company to repurchase or otherwise acquire any shares of the Company's capital stock or other equity securities. Except as set forth on the attached CAPITAL STOCK SCHEDULE, the Company is not and, on the Closing Date, will not be, nor does the Company nor any Shareholder or Optionholder have any knowledge that any holder of capital stock or holder of any right to acquire capital stock of the Company is a party to or bound by any contract which grants to any Person an option or right of first refusal or other right of any character to acquire at any time, or upon the happening of any stated events, shares of capital stock or other securities of the Company whether or not presently issued or outstanding.

              (b) One hundred percent (100%) of the common stock of each of the Subsidiaries is owned, beneficially and of record, by the Company, free and clear of all claims, pledges, security interests, liens, charges, encumbrances, options, proxies, voting trusts or agreements, and other restrictions and limitations of any kind other than those set forth on the attached SUBSIDIARY SCHEDULE. Such common stock constitutes all of the issued and outstanding capital stock of the Subsidiaries. All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable. None of the Subsidiaries have any other capital stock, equity securities or securities containing any equity features authorized, issued or outstanding, and there are no outstanding conversion or exchange rights, agreements, subscriptions, options, warrants or other rights or arrangements existing or outstanding which provide for the sale or issuance of any of the foregoing by any Subsidiary. There are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire any shares of capital stock or other equity securities of any kind of any Subsidiary. There are no agreements or other obligations (contingent or otherwise) which require any Subsidiary to repurchase or otherwise acquire any shares of its capital stock or other equity securities. Each of the Subsidiaries is not, and at the Closing will not be, a party to or bound by any Contract which grants to any Person an option or right of first refusal or other right of any character to acquire at any time, or upon the happening of any stated events, shares of capital stock or other securities of such Subsidiary whether or not presently issued or outstanding. As of the Closing Date, all of the outstanding shares of capital stock in each Subsidiary will be duly authorized and validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive or preferential right.

              4.05 FINANCIAL STATEMENTS. (a) The Company has furnished Buyer with copies of its unaudited (i) consolidated balance sheet as of February 28, 1999, and the related consolidated statement of income and cash flows for the two-month period then ended (such consolidated balance sheet referred to herein as the "LATEST BALANCE SHEET") and (ii) audited consolidated balance sheets and related consolidated statements of income and cash flows for the fiscal years ended December 31, 1997 (from the date of inception) and December 31, 1998. Except as set forth on the attached FINANCIAL STATEMENTS SCHEDULE, such financial statements have been based upon the information concerning the Company and its Subsidiaries contained in the Company's books and records, and present fairly in all material respects the financial condition and results of operations and cash flow of the Company and its Subsidiaries as of the times and for the periods referred to therein in accordance with GAAP applied on a consistent basis (subject, in the case of the unaudited financial statements, to normal year-end audit adjustments and absence of footnote disclosures). For purposes of this Agreement, such Company's consolidated financial statements (the "FINANCIAL STATEMENTS") shall be deemed to include any notes and schedules thereto which are included as part of the attached FINANCIAL STATEMENTS SCHEDULE.

              (b) The inventory of the Company consists of raw materials and supplies, manufactured and purchased parts, work in process, and finished goods, all of which is merchantable by the Company and fit for the purpose for which it was procured or manufactured, subject only to the reserve for inventory writedown set forth on the Latest Balance Sheet, as adjusted for the passage of time through the Closing, in accordance with GAAP applied on a consistent basis with that of the preceding fiscal year.

              (c) All accounts receivable of the Company are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the Latest Balance Sheet, as adjusted for operations and transactions through the Closing, in accordance with

GAAP applied on a consistent basis with that of the preceding fiscal year.

              4.06 ABSENCE OF CERTAIN DEVELOPMENTS. Since December 31, 1998, there has not been any material adverse change in the business, properties, assets, liabilities, employee representation, financial condition or results of operations of the Company or any of its Subsidiaries. Except as set forth on the attached DEVELOPMENTS SCHEDULE and except as expressly contemplated by this Agreement, since December 31, 1998, neither the Company nor any Subsidiary has:

              (a) borrowed any amount or incurred or become subject to any liabilities in excess of $100,000, except liabilities incurred in the ordinary course of business, liabilities under contracts entered into in the ordinary course of business and borrowings from banks (or similar financial institutions) necessary to meet ordinary course working capital requirements;

              (b) mortgaged, pledged or subjected to any material lien, charge or other encumbrance, any portion of its assets, except Permitted Liens;

              (c) sold, assigned or transferred any portion of its tangible assets, except in the ordinary course of business;

              (d) sold, assigned or transferred any patents, certificates of plant variety protection, trademarks, trade names, copyrights, trade secrets or other intangible assets, except in the ordinary course of business;

              (e) suffered any damages or losses, whether covered by insurance or not, having a Material Adverse Effect or waived any rights of material value;

              (f) issued, sold or transferred any of its capital stock or other equity securities, securities convertible into its capital stock or other equity securities or warrants, options or other rights to acquire its capital stock or other equity securities, or any bonds or debt securities;

              (g) made any unfunded or committed to make any unfunded capital expenditures in excess of $375,000 in the first quarter of 1999, $375,000 in the second quarter of 1999, $375,000 in the third quarter of 1999 and $375,000 in the fourth quarter of 1999, without the prior consent of Buyer;

              (h) entered into any other material transaction, except in the ordinary course of business;

              (i) made any declaration, setting aside or payment of any dividend, or any distribution in respect of capital stock of the Company or any of its Subsidiaries, or any redemption, purchase or other acquisition of any capital stock of the Company or its Subsidiaries;

              (j) made any increase in the compensation payable or to become payable by the Company and its Subsidiaries to any of its respective officers, directors, employees or agents, other than in the ordinary course of business;

              (k) made any change in the terms of any bonus, insurance, pension or other benefit plan for or with any of the Company's or its Subsidiaries' officers, directors or employees which increases amounts paid, payable or to become payable thereunder, other than in the ordinary course of business;

              (l) entered into any employment or collective bargaining agreement with any individual, representative, labor organization and/or union;

              (m) received any written complaints or concerns which relate to the Company's or any of its Subsidiaries' labor relations;

              (n) entered into any transaction with any Affiliate;

              (o) made any change in its accounting procedures and practices; or

              (p) made any unreasonable changes from its past practice with respect to its credit criteria or failed to make any appropriate changes to its allowance for doubtful accounts in the event its credit criteria was reasonably changed.

              4.07 TITLE TO PROPERTIES.

              (a) The attached PERSONAL PROPERTY SCHEDULE contains a correct and complete list as of the date set forth therein of each item of tangible personal property owned or used by each of the Company and its Subsidiaries, other than inventory, office furniture and supplies and miscellaneous items of personal property with an individual book value of less than $10,000. The Company and its Subsidiaries own good and marketable title to all of the personal property and assets shown on the Latest Balance Sheet, free and clear of all liens, security interests and other encumbrances, except for Permitted Liens.

              (b) The real property owned by the Company (the "OWNED REAL PROPERTY") and the real property demised by the leases, subleases, licenses and other instruments (the "LEASED REAL PROPERTY" described on the attached REAL PROPERTY SCHEDULE constitutes all of the real property owned or leased by the Company and its Subsidiaries. The Company and its Subsidiaries are the sole and exclusive owners of, and have good and marketable title to the Owned Real Property, free and clear of any mortgages, security interests, liens, options, beneficial or possessory rights of third parties or other encumbrances, except for Permitted Liens or as set forth on the attached REAL PROPERTY SCHEDULE. The Leased Real Property leases, subleases, licenses and other instruments are valid, subsisting, in full force and effect and binding upon the parties thereto, and the Company or a Subsidiary holds a valid and existing leasehold interest under each of the leases, subleases, licenses and other agreements, except where the failure to have such leases, subleases, licenses and other instruments valid, subsisting, in full force and effect and binding, or to hold such a valid and existing leasehold interest would not, individually or in the aggregate, have a Material Adverse Effect. The Company has delivered to Buyer true, complete and accurate copies of each of the leases, subleases, licenses and other instruments, including, without limitation, surveys, title insurance policies and title insurance reports and commitments described on the attached REAL PROPERTY SCHEDULE, and none of the leases, subleases, licenses and other instruments have been modified in any material respect, except to the extent that such modifications are disclosed by the copies delivered to Buyer. Neither the Company nor any Subsidiary is, and as of the Closing Date will be, in default except as set forth on the attached REAL PROPERTY SCHEDULE under any of such leases, subleases, licenses and other instruments nor, to the best knowledge of the Company, is any other party in default thereunder, and no facts or circumstances have occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such leases, subleases, licenses or other instruments. To the knowledge of the Company, title to the Owned Real Property is insurable at standard premiums by reputable title insurance companies licensed in the state where such Owned Real Property is located. The title and interest of the Company and its Subsidiaries in the Owned Real Property and the Leased Real Property is sufficient to enable the Company and its Subsidiaries to carry on their respective businesses as presently conducted. All plants, facilities, structures and equipment owned or used by the Company and its Subsidiaries in its operation of their businesses are suitable for the purposes used, are adequate and sufficient for all current operations of such businesses and are, subject to ordinary wear and tear, in good operating condition and repair. The attached REAL PROPERTY SCHEDULE identifies each lease, sublease, license or any other instrument under which the Company and its Subsidiaries claims or holds such leasehold or other interest or right to the use thereof and with respect to the leases, subleases, licenses and other instruments on the attached REAL PROPERTY SCHEDULE, identifying which of those leases, subleases, licenses or other instruments, if any, require that a consent be obtained (from any lessors, guarantors or any other third parties) before the transactions contemplated by this Agreement may be consummated and identifying in each instance the party which is required to grant consent thereto, the location of the premises and the amount of the monthly rent. All of the facilities set forth on the attached REAL PROPERTY SCHEDULE had, and have, all permits or other authorizations required for their construction and operation, and are equipped in conformity with all laws and governmental regulations and authorizations applicable to the Company and its Subsidiaries and to their businesses, except where the failure to have such permits or other authorizations or to be so equipped in conformity with all laws and governmental regulations and authorizations would not, individually or in the aggregate, have a Material Adverse Effect. All such permits are validly issued, in good standing and in full force and effect, and will continue with the Company or such Subsidiary as part of the transactions contemplated by this Agreement with no further authorization or consent, except where the failure of such permits to be validly issued, in good standing and in full force and effect, or to continue with no further authorization or consent would not, individually or in the aggregate, have a Material Adverse Effect.

              4.08 TAX MATTERS. (a)(i) The Company and its Subsidiaries have timely filed all federal, foreign, state, county and local income, excise, property and other Tax Returns which are required to be filed by or with respect to them; (ii) all Taxes that are or were due (whether or not shown or required to be shown as owing by the Company and its Subsidiaries on any Tax Return) have been fully paid or, to the extent properly accruable as of the date thereof, properly and adequately accrued on the Latest Balance Sheet; (iii) all such Tax Returns were prepared in accordance with all applicable laws and are true, correct and complete in all material respects; (iv) the provision for Taxes owed or to be owed by the Company and any Subsidiary on the Latest Balance Sheet without regard to deferred Tax assets and liabilities is sufficient for all properly accruable and unpaid Taxes as of the date thereof; (v) all material Taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to any employee, creditor or third party have been withheld and fully paid; (vi) there are no open, pending or, to the best knowledge of the Company, threatened tax-related proceedings, audits, examinations, investigations, assessments, asserted deficiencies, requests for information, suits, actions or claims for additional Taxes with respect to the Company or any Subsidiary; (vii) there are no unresolved assertions of deficiencies or other liabilities for Taxes (including any reports, statements, summaries and other communications or assertions or claims of deficiencies) with respect to the Company or any Subsidiary; (viii) there are no waivers or extensions of any applicable statute of limitations for the assessment and collection of Taxes for which the Company or any Subsidiary may be liable that are in effect and no requests for such waivers are pending; (ix) neither the Company nor any Subsidiary is (A) a party to any Federal or material non-Federal Tax ruling, request for ruling or closing agreement (within the meaning of Section 7121 of the Internal Revenue Code of 1986, as amended (the "CODE")) with any Taxing authority or (B) required to make any adjustments pursuant to Section 481(a) of the Code; (x) no adjustments pursuant to Section 481(a) of the Code have been proposed by the Internal Revenue Service (the "IRS") or requested by the Company or any Subsidiary; and
(xi)
neither the Company nor any Subsidiary is a party to any Tax sharing or allocation agreement other than an agreement to which only the Company and any Subsidiary is a party, nor are they potentially required to indemnify any person with respect to Taxes.

              (b) The attached TAXES SCHEDULE lists all states, territories and jurisdictions (whether foreign or domestic) in which the Company and its Subsidiaries file Tax Returns. (i) No claim or inquiry in writing addressed to the Company or any Subsidiary has been made by any Taxing authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that the Company or any of its Subsidiaries is subject to Tax in such jurisdiction;
(ii) there are no liens for Taxes upon the assets of the Company and any Subsidiary, except for liens for current taxes not yet due and payable or for liens being contested in good faith by appropriate proceedings and for which adequate reserves have been taken; (iii) for each taxable period beginning on or after June 1, 1992, the Company and its Subsidiaries (A) have not been members of an "affiliated group" within the meaning of Section 1504(a)(1) of the Code, either together or separately, other than the affiliated group of which the Company is the common parent, nor (B) have they joined or been required to join in filing any consolidated, combined, unitary or Federal, state or local Tax filings other than filings including the Company and its Subsidiaries; and (iv) no Tax Return of the Company or any Subsidiary for a taxable period since and including 1992 has been examined or audited by the IRS or any state, local, foreign or other taxing authority.

              (c) With respect to the employees, including former employees, of the Company and any Subsidiaries, the Company and such Subsidiaries have complied with all applicable laws relating to the withholding of Taxes and have timely collected or withheld and paid over (and up to but not including the Closing Date, will have timely collected or withheld and paid over) to the proper governmental authorities all amounts required to be so collected or withheld and paid over for all periods up to (but not including) the Closing Date under all applicable laws.

              (d) Neither the Company nor any Subsidiary is a party to any arrangement that is treated as a partnership for tax purposes.

              (e) Since 1992, neither the Company nor any Subsidiary has disposed of any property in a material transaction being accounted for under the installment method pursuant to Section 453 or 453A of the Code. Neither the Company nor any of its Subsidiaries has any deferred income reportable for a period ending after the Closing Date but that is attributable to a transaction (E.G., an installment sale) occurring in a period ending on or prior to the Closing Date.

              (f) No power of attorney has been granted by the Company or any

Subsidiary with respect to any matter relating to Taxes of the Company or any Subsidiary which power of attorney is currently in force. Any such power of attorney with respect to periods beginning on or after the Closing Date will be revoked prior to the Closing.

              (g) All Tax Returns that are filed or given after the date hereof and before and including the Closing Date by the Company or any Subsidiary shall be prepared, and all elections with respect to such Tax Returns shall be made, to the extent permitted by law, in a manner consistent with prior practices of the Company and its Subsidiaries.

              (h) The Company and its Subsidiaries do not have pending any tax certiorari proceeding or other proceeding seeking a material reduction in assessment, abatement, credit or other adjustment to real property, ad valorem taxes or assessments with respect to the Owned Real Property or the Leased Real Property.

              (i) No amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any person could give rise to, nor would the consummation of the transactions contemplated hereby obligate the Company or any Subsidiary or Buyer to make, the payment of any amount that would not be fully deductible by the Company or any Subsidiary by reason of Section 280G of the Code.

              (j) From the date hereof through the Closing Date, the Company shall not, and shall not permit any of its Subsidiaries to (i) change any practice with respect to Taxes or (ii) make, change or revoke any Tax election.

              (k) The Shares and the Options do not constitute a United States real property interest (as defined in Section 897 of the Code).

              (l) All Tax Returns of the Company or any Subsidiary that have been made available to Buyer are complete, true and accurate copies of the filed Tax Returns of the Company or the Subsidiary. All material filed Tax Returns of the Company and all of its Subsidiaries for the years 1997 and later have been made available to Buyer.

              4.09 CONTRACTS AND COMMITMENTS.

              (a) Except as set forth on the attached CONTRACTS SCHEDULE, neither the Company nor any Subsidiary is party to any: (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan, other than as described in Section 4.13 or on the attached EMPLOYEE BENEFITS SCHEDULE;
(iii) stock purchase, stock option or similar plan; (iv) contract for the employment or any contract relating to wages, hours or other conditions of employment of any officer, individual employee or other person on a full-time, part-time or consulting basis; (v) agreement or indenture relating to the borrowing of money or a line of credit or to mortgaging, pledging or otherwise placing a lien on any material portion of the Company's or any Subsidiary's assets; (vi) guaranty of any obligation for borrowed money or other material guaranty; (vii) lease or agreement under which it is a lessee or lessor of, or holds or operates, or permits any third party to hold or operate, any personal or real property for which the annual rental exceeds $50,000; (viii) license or other contract with respect to Intellectual Property, including, without limitation, the Intellectual Property rights and franchise agreements to which the Company or any of its Subsidiaries is a party; (ix) contracts not entered into in the ordinary course of business that involve expenditures or receipts in excess of $50,000 to which the Company or any Subsidiary is a party;
(x) contracts for capital expenditures in excess of $50,000 to which the Company or any of its Subsidiaries is a party; (xi) contracts relating to the acquisition by the Company or any Subsidiary of the capital stock of any other Person or granting the Company or any Subsidiary an option to purchase any asset, tangible or intangible, or real or personal property of any other Person;
(xii) representative or sales agency contracts or commitments to which the Company or any of its Subsidiaries is a party; (xiii) contract or group of related contracts with the same party for the purchase by the Company or any of its Subsidiaries of products or services under which the undelivered balance of such products and services has a selling price in excess of $50,000; (xiv) contract or group of related contracts with the same party for the sale by the Company or any of its Subsidiaries of products or services under which the undelivered balance of such products or services has a sales price in excess of $50,000; (xv) contract or agreement with any Affiliate; (xvi) contracts restricting a Person from competing with the Company or any of its Subsidiaries;
(xvii) contracts which prohibit or restrict in any manner the Company or any Subsidiary from freely engaging in any line of business anywhere in the world; or (xviii) other material contracts.

              (b) Buyer either has been supplied with, or has been given access to, a true and correct copy of all written contracts which are referred to on the attached CONTRACTS SCHEDULE, together with all amendments, waivers or other changes thereto.

              (c) All contracts listed on the attached CONTRACTS SCHEDULE are in full force and effect and constitute legal, valid and binding obligations of the Company and/or its Subsidiaries, except where the failure of such contracts to be in full force and effect and to constitute legal, valid and binding obligations would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any other party, is in default under any contract listed on the attached CONTRACTS SCHEDULE, except where such default would not have a Material Adverse Effect, and no event has occurred which, but for the passage of time or the giving of notice, would constitute such a default.

              4.10 INTELLECTUAL PROPERTY. A true, complete and accurate list and description of all of the patents, certificates of plant variety protection, registered trademarks, registered service marks, registered copyrights, Internet domain names, material unregistered trademarks, service marks, trade names, corporate names, and applications for any of the foregoing, owned by, or licensed to or from, the Company or its Subsidiaries, or in or to which the Company or its Subsidiaries are claiming or have rights (collectively, the "INTELLECTUAL PROPERTY") are set forth on the attached INTELLECTUAL PROPERTY SCHEDULE. Except as set forth on the attached INTELLECTUAL PROPERTY SCHEDULE:
(i) each of the Company and its Subsidiaries, as the case may be, owns and possesses exclusively all right, title and interest in and to, or, if it does not own it, possesses the valid and enforceable right to use, free and clear of all claims, charges, security interests, liens or other encumbrances, except Permitted Liens, all of its intellectual property, including, without limitation, the Intellectual Property; (ii) neither the Company nor any of its Subsidiaries has infringed or is currently infringing on the intellectual property, including, without limitation, patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights, of any other Person, and neither the Company nor any of its Subsidiaries has received any written notice alleging such infringement; (iii) the Company and its Subsidiaries have taken all reasonable security measures to protect the secrecy, confidentiality and value of all of their trade secrets; (iv) no other patent, trademark, service mark, trade name, copyright or other intellectual property right, or license under any thereof, is necessary to permit the businesses of the Company and its Subsidiaries to be conducted as now conducted or as heretofore or proposed to be conducted; (v) to the knowledge of the Company, no Person has infringed or violated, or is currently infringing or violating, any of the Company's or the Subsidiaries' intellectual property, including, without limitation, the Intellectual Property; (vi) other than licenses set forth on the INTELLECTUAL PROPERTY SCHEDULE, neither the Company nor its Subsidiaries are obligated or under any liability whatsoever, under any contract, agreement, arrangement or understanding (whether written or oral), to make any payments in the aggregate in excess of $10,000 by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intellectual property, with respect to the use of any intellectual property, including, without limitation, the Intellectual Property, in connection with the ownership of their respective assets, the conduct of their respective businesses or otherwise; and (vii) all of the applications listed on the attached INTELLECTUAL PROPERTY SCHEDULE have been filed and, to the best of the Company's knowledge, have not been abandoned, and all of the patents and registrations listed on the attached INTELLECTUAL PROPERTY SCHEDULE have not expired or lapsed and, to the best of the Company's knowledge, have not been cancelled or abandoned.

              4.11 LITIGATION AND LABOR MATTERS. (a) Except as set forth on the attached LITIGATION SCHEDULE, there are no actions, suits or proceedings pending or, to the best knowledge of the Company, threatened against the Company or any Subsidiary, or any of their respective properties or business, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and neither the Company nor any Subsidiary is subject to any outstanding judgment, order or decree of any court or governmental body.

              (b) Neither the Company nor any Subsidiary has committed any unfair labor practice under applicable Federal or state law, nor has the Company or any Subsidiary received any notice of or claim that they have committed any unfair labor practice under applicable Federal or state law. There are no collective bargaining agreements to which the Company or any of its Subsidiaries are bound. No collective bargaining unit has filed a petition for representation of any of the employees of the Company or any Subsidiary and, to the knowledge of the Company, no union organizing activity is occurring with respect to any of the employees of the Company or any Subsidiary.

              4.12 GOVERNMENTAL CONSENTS, ETC. Except for the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"), and except as set forth on the attached GOVERNMENTAL CONSENTS SCHEDULE, the Company, the Shareholders and the Optionholders are not required to submit any notice, report or other filing with any governmental authority and no permit, consent, approval or authorization of, or declaration to or filing with, any governmental, regulatory or administrative authority or Person is required in connection with any of the execution, delivery or performance of this Agreement by the Company, the Shareholders and the Optionholders, or the consummation by the Company, the Shareholders and the Optionholders of the transactions contemplated by this Agreement.

              4.13 EMPLOYEES.

              (a) Except as listed on the attached EMPLOYEE BENEFITS SCHEDULE, with respect to employees of the Company or any of its Subsidiaries, neither the Company nor any Subsidiary maintains or is obligated to contribute to (i) any "employee pension benefit plans" (the "PENSION PLANS"), as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and (ii) any "employee welfare benefit plans" (the "WELFARE PLANS"), as such term is defined in Section 3(1) of ERISA. The Pension Plans, the non-ERISA covered plans, and the Welfare Plans are collectively referred to as the "Plans." Except as set forth on the attached EMPLOYEE BENEFITS SCHEDULE, each of the Pension Plans on the attached EMPLOYEE BENEFITS SCHEDULE which the Company and its Subsidiaries maintain or are obligated to contribute to that are intended to be "qualified plans" has received a favorable determination letter from the IRS that such Plan is a "qualified plan" under Section 401(a) of the Code, the related trusts are exempt from tax under Section 501(a) of the Code, and the Company is not aware of any facts or circumstances that would jeopardize the qualification of such Pension Plans. The Plans comply in form and in operation in all material respects with the requirements of the Code and ERISA and any other applicable laws. The attached EMPLOYEE BENEFITS SCHEDULE contains a list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, profit-sharing plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement (other than arrangements involving the payment of wages), sponsored, maintained or contributed to or required to be contributed to by the Company or any of its Subsidiaries for the benefit of any current or former employee, director or independent contractor of the Company or any Subsidiary. Other than the Company and its Subsidiaries, there is no trade or business, whether or not incorporated, that together with the Company would be deemed a "single employer" within the meaning of Section 414(b), (c), or (m) of the Code. Except as set forth on the attached EMPLOYEE BENEFITS SCHEDULE, neither the Company nor any Subsidiary has any formal plan or commitment to create any additional Plan or modify or change any existing Plan that would result in a significant increase in the cost of such Plan to the Company or any Subsidiary. Neither the Company nor any other trade or business that, together with the Company, would be deemed a single employer within the meaning of Section 414(b), (c) or (m) of the Code sponsors, contributes to, or is obligated to contribute to (or has sponsored, contributed to, or been obligated to contribute to) any plan subject to Section 302 of ERISA, Section 412 of the Code, or Title IV of ERISA, or any plan that is a "multiemployer pension plan" as defined in Section 3(37) of ERISA. Except for any Pension Plan, none of the benefits under any of the Plans is funded through a trust.

              (b) With respect to the Plans (other than any multiemployer Pension Plans), (i) all required contributions have been made or properly accrued, (ii) there are no actions, suits or claims pending or, to the knowledge of the Company, threatened, other than routine claims for benefits, and (iii) there have been no "prohibited transactions"(as that term is defined in Section 406 of ERISA or Section 4975 of the Code).

              (c) With respect to each Plan, the Company has furnished or made available to Buyer true and complete copies of (i) the most recent determination letter received from the IRS regarding the Plans; (ii) the latest Forms 5500 and the latest financial statements for the Plans; (iii) a copy of each Plan (including all amendments thereto); (iv) a copy of the most recent Summary Plan Description, together with each Summary of Material Modifications, required under ERISA with respect to such Plan or as otherwise provided to Plan participants or beneficiaries, and all material employee communications relating to each Plan;
(v) if the Plan is funded through a trust or any third party funding vehicle, such as an insurance contract, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof;
(vi) all contracts relating to the Plans with respect to which the Company or any Subsidiary may have any liability, including, without limitation, insurance contracts, investment management agreements, subscription and participation agreements and record keeping agreements; and (vil) a copy of all material documents and correspondence relating to the Plans received from or provided to the Department of Labor ("DOL") and the IRS during the past year.

              (d) Neither the Company, its Subsidiaries nor, to the knowledge of the Company, any of their respective directors, officers, employees or any other "fiduciary," as such term is defined in Section 3 of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans which would subject Buyer, its subsidiaries or any of their respective directors, officers or employees to any material liability under ERISA or any applicable law.

              (e) Neither the Company nor its Subsidiaries has incurred any liability for any tax or civil penalty imposed by Section 4975 of the Code or
Section 502 of ERISA.

              (f) Except as described on the attached EMPLOYEE BENEFITS SCHEDULE, no employee of the Company or any Subsidiary will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any Plan as a result of the transactions contemplated by this Agreement.

              (g) The Company and each Subsidiary has properly classified individuals providing services to the Company or any Subsidiary as employees or non-employees, except to the extent that a misclassification would not have a Material Adverse Effect.

              (h) No Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees upon retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under a Pension Plan, (iii) deferred compensation benefits accrued as liabilities on the books of the Company or any Subsidiary, or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary)). The list of Plans on the attached EMPLOYEE BENEFITS SCHEDULE discloses whether each Plan that is a Welfare Plan is insured. No Plan is subject to laws of a country or jurisdiction other than the United States.

              (i) All contributions or payments required to be made under the terms of the Plans on or before Closing, or attributable to any period prior to Closing, have been made or accrued for in the Financial Statements.

              4.14 INSURANCE. The attached INSURANCE SCHEDULE lists each material insurance policy, including, without limitation, fire, liability, environmental, workers' compensation, health, director and officer liability and other forms of insurance maintained by the Company and its Subsidiaries. All of such insurance policies are valid and in full force and effect, and neither the Company nor any Subsidiary is in material default with respect to its obligations under any of such insurance policies and all premiums with respect to such insurance policies are currently paid. At no time was there a period in which the Company and its Subsidiaries lacked such insurance coverage. Each of the Company and its Subsidiaries shall continue to carry all such policies or similar policies during the pendency of this Agreement, and all outstanding claims under such policies are described in the attached INSURANCE SCHEDULE. There is no recorded liability for retrospective insurance premium adjustments for any period prior to the date hereof. The attached INSURANCE SCHEDULE sets forth a complete and accurate list of the following:

              (a) all comprehensive general liability and other policies of insurance under which each of the Company and its Subsidiaries is or has been insured at any time since July 1, 1997;

              (b) all property and casualty policies of insurance under which each of the Company and its Subsidiaries is presently insured;

              (c) all obligations of each of the Company and its Subsidiaries to provide insurance coverage to third parties (for example under leases or other contracts) that will survive after the Closing; and

              (d) the expiration date of each insurance policy under which each of the Company and its Subsidiaries is currently insured.

              4.15 COMPLIANCE WITH LAWS. The Company and each Subsidiary is in compliance with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof, except where the failure to comply would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of any violation or delinquency with respect to any applicable law or regulation of any foreign, federal, state, or local government or agency thereof, except where such notice would not, individually or in the aggregate, have a Material Adverse Effect. Notwithstanding anything in this Section 4.15 to the contrary, compliance with Environmental Laws is covered by Section 4.16. All approvals, authorizations, consents, licenses, permits or orders with respect to the business, operations and properties of each of the Company and its Subsidiaries have been obtained and are in full force and effect as of the date hereof, except where the failure to obtain such approvals, authorizations, consents, licenses, permits or orders or of such approvals, authorizations, consents, licenses, permits or orders to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. Neither the ownership or use of the Company's or any Subsidiary's properties, nor the conduct of their respective businesses, conflicts with the rights of any other Person or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a breach, default, right to accelerate or loss of rights under, or result in the creation of any mortgages, liens, security interests or other encumbrance pursuant to, any term or provision of the Certificate of Incorporation or ByLaws of the Company or any Subsidiary, lease, permit, license, consent, approval, insurance policy or any order, judgment, award or decree to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries, their respective businesses or their respective properties and assets may be bound or affected, except where such violation, conflict, breach, default, right to accelerate, loss of rights or creation of a mortgage, lien, security interest or other encumbrance would not, individually or in the aggregate, have a Material Adverse Effect.

              4.16 ENVIRONMENTAL COMPLIANCE AND CONDITIONS. Except as set forth on the attached ENVIRONMENTAL COMPLIANCE SCHEDULE or as is not likely to give rise to a Material Adverse Effect:

              (a) The Company and each of its Subsidiaries is not, and has not been, in violation of nor has it received any notice of any violation with respect to, any applicable Environmental Laws. The Company and each of its Subsidiaries has obtained all permits, licenses or other authorizations required under applicable Environmental Laws, and all such permits, licenses or other authorizations are valid and in good standing.

              (b) There is no Environmental Claim pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries or relating to the business, the assets, the Owned Real Properties or the Leased Real Properties of the Company and its Subsidiaries.

              (c) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release, transportation, treatment, storage, recycling or reclamation of any Hazardous Material, at any location (including, without limitation, any former or discontinued facilities or operations), that could reasonably be expected to form the basis of any colorable Environmental Claim against the Company or any Subsidiary.

              (d) The Company has not, and no other Person has, caused a Release of any Hazardous Material at, on, under, from or otherwise affecting the soil, surface water or groundwater at any Owned Real Property or Leased Real Property so as to give rise to any remedial or corrective obligation arising under Environmental Laws.

              (e) There are no underground or above ground storage tanks located at any Owned Real Property or Leased Real Property, and the Company has not installed, owned or operated any underground or above ground storage tanks. To the best knowledge of the Company, the Company and each Subsidiary has provided Buyer a copy of all material reports, closure reports, closure letters, correspondence or other material documents in its possession related to the removal of any tanks from any Owned Real Property or Leased Real Property.

              (f) The Company and each Subsidiary has provided Buyer with copies of all reports, assessments, audits, evaluations, or sampling results relating to compliance with or violation or suspected violation by the Company or any Subsidiary of Environmental Laws, or to liabilities of the Company or any Subsidiary arising from the handling, storage, transportation or Release of any Hazardous Material prepared by, for, or at the request of the Company or any Subsidiary (i) since June 1, 1997 or (ii) to the best of the Company's knowledge, prior to June 1, 1997, and in its possession.

              (g) This Section 4.16 constitutes the sole and exclusive representations and warranties of the Company or any Subsidiary with respect to environmental matters.

              4.17 AFFILIATED TRANSACTIONS. Except as set forth on the attached AFFILIATED TRANSACTIONS SCHEDULE, no officer, director, Shareholder or Affiliate of the Company or, to the best knowledge of the Company, no individual in such officer's, director's, shareholder's or Affiliate's immediate family is a party to any agreement, contract, commitment or transaction with the Company or its Subsidiaries or has any interest in any property used by the Company or its Subsidiaries. Except as set forth on the attached AFFILIATED TRANSACTIONS SCHEDULE, to the Company's knowledge, no employee of the Company or any individual in such employee's immediate family is a party to any material agreement, contract, commitment or transaction with the Company or its Subsidiaries or has any material interest in any material property used by the Company or its Subsidiaries.

              4.18 BROKERAGE. Except for the fees and expenses of Bowles Hollowell Conner & Co. (which shall be paid by the Shareholders, the Optionholders and H.I.G. Cayman), there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company.

              4.19 BANK ACCOUNTS. The attached BANK ACCOUNTS SCHEDULE lists the name and location of all of the bank accounts, safe deposit boxes, custody agreements and lock boxes used by the Company and its Subsidiaries (and the names of the Persons authorized to draw thereon or to withdraw therefrom). Neither the Company nor any Subsidiary has granted a power of attorney to any person or entity which has not been terminated.

              4.20 UNDISCLOSED LIABILITIES. The Company and its Subsidiaries do not have any obligations or liabilities, whether accrued, absolute, contingent or otherwise, including, without limitation, any obligation or liability with respect to any Taxes due or to become due arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing which would be required by GAAP to be set forth on the Company's balance sheet other than:
(i) liabilities set forth on the Latest Balance Sheet, (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet consistently with past business practice in the ordinary course of business, and
(iii) other liabilities and obligations expressly disclosed on the attached LIABILITIES SCHEDULE.

              4.21 CHANGE OF CONTROL PROVISIONS. Except as set forth on the attached AUTHORIZATION SCHEDULE, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will require the Company or any of the Subsidiaries to make any payment to any Person.

              4.22 DISCLOSURE. The Company has made available for inspection by Buyer and its representatives complete and correct copies of the corporate minute books of the Company and its Subsidiaries. Such minute books contain the minutes of all meetings of stockholders, the board of directors and any committees thereof of the Company and its Subsidiaries that have been held prior to the date hereof and all written consents to action executed in lieu thereof.

              4.23 YEAR 2000. The Company and its Subsidiaries have formulated a plan in order to address the ability of their information systems to process date and time data from, into and beyond the year 2000 ("Year 2000 Data"), and the ability of such systems to interact with third parties' systems and with and through electrical power, telecommunications and other utilities and services. The Company and its Subsidiaries are not aware of any facts or circumstances which are specific to the Company or its

Subsidiaries that would indicate that if the scheduled replacements, updates or upgrades are made in accordance with such plans, the information systems material to the operations of the Company and its Subsidiaries will be unable to accurately process Year 2000 Data as of and after December 31, 1999, but the Company is aware of general publications which indicate that any plans to conform systems to adequately process Year 2000 Data may not work.

              4.24 CUSTOMERS. The Company and its Subsidiaries maintain and have good relationships with the top three (3) customers of Best Built, Inc. and neither the Company nor any of its Subsidiaries has received written notice of a material deterioration of any such relationships. Neither the Company nor any of its Subsidiaries has received written notice that it is in breach of any representation, warranty, covenant, obligation or other provision of any outstanding agreement with any such customer.

              4.25 RELATIONSHIP WITH GENERAL ELECTRIC COMPANY. Neither the Company, nor any Shareholder or Optionholder holding at least five percent (5%) of the equity of the Company has any equity, creditor or similar relationship, including, without limitation, any investment in, or any debtor, revolving credit, leasing or creditor relationship, but excluding any vendor or vendee relationship, with General Electric Company or any entity known by the Company, such Shareholders or such Optionholders to be a Subsidiary of General Electric Company.


                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

              Buyer represents and warrants to the Company, the Shareholders, the Optionholders and H.I.G. Cayman that:

              5.01 ORGANIZATION AND CORPORATE POWER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder.

              5.02 AUTHORIZATION; VALID AND BINDING AGREEMENT. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms.

              5.03 NO BREACH. Except as set forth on the attached BUYER CONSENTS SCHEDULE, Buyer is not subject to or obligated under its Certificate of Incorporation, its Bylaws, any applicable law, or rule or regulation of any governmental authority, or any material agreement or instrument, or any license, franchise or permit, or subject to any order, writ, injunction or decree, which would be breached or violated in any material respect by Buyer's execution, delivery or performance of this Agreement.

              5.04 GOVERNMENTAL CONSENTS, ETC. Except for the applicable requirements of the HSR Act, Buyer is not required to submit any notice, report or other filing with any governmental authority in connection with any of the execution, delivery or performance of this Agreement by Buyer, or the consummation by Buyer, of the transactions contemplated by this Agreement. Except as set forth on the attached BUYER CONSENTS SCHEDULE, no consent, approval or authorization of any governmental or regulatory authority or any other party or Person is required to be obtained by Buyer in connection with its execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

              5.05 LITIGATION. There are no actions, suits or proceedings pending or, to Buyer's knowledge, threatened against Buyer, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect Buyer's performance under this Agreement or the consummation of the transactions contemplated by this Agreement.

              5.06 BROKERAGE. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer.

              5.07 INVESTMENT REPRESENTATION. Buyer is purchasing the Shares and the Vinyl Shares for its own account for investment purposes and not with a view to or for sale in connection with any public distribution of such securities, except in compliance with applicable federal or state securities laws.

              5.08 FINANCING. To the extent Buyer has obtained the debt financing described in the Financing Letter, Buyer has, and shall have at the Closing, sufficient cash and available credit facilities (and has provided evidence thereof satisfactory to the Shareholder Representative), to pay the full consideration payable to the Shareholders (other than Vinyl), the Optionholders and H.I.G. Cayman hereunder, to make all other necessary payments by it in connection with the purchase of the Shares, the Vinyl Shares and the Options and to pay all of its related fees and expenses.

                                   ARTICLE VI

                            COVENANTS OF THE COMPANY,
              THE SHAREHOLDERS, THE OPTIONHOLDERS AND H.I.G. CAYMAN

              6.01 CONDUCT OF THE BUSINESS. The Company, Vinyl and H.I.G. Cayman covenant and agree with respect to Vinyl and the Company and its Subsidiaries, pending the Closing and except as otherwise approved in writing by the Buyer, that, from the date hereof until the Closing Date:

              (a) Each of the Company and its Subsidiaries shall carry on its business according to its ordinary and usual course of business and substantially in the same manner as heretofore conducted, and to maintain its records and books of account in a manner consistent with prior periods; PROVIDED that, the foregoing notwithstanding, the Company may use all available cash to repay any Indebtedness prior to the Closing. The Company and its Subsidiaries shall refrain from making unfunded or committing to make unfunded capital expenditures in excess of $375,000 in the first quarter of 1999, $375,000 in the second quarter of 1999, $375,000 in the third quarter of 1999 and $375,000 in the fourth quarter of 1999. The Company and its Subsidiaries shall make the capital expenditures in accordance with the 1999 annual budget that was presented in the Company's Confidential Information Memorandum, dated November 1998. The Company and its Subsidiaries shall refrain from entering into any transactions involving the disposal of any properties or assets (other than inventory in the ordinary course), with a value of more than $25,000, individually, or $75,000, in the aggregate.

              (b) Except as otherwise provided for by this Agreement or consented to in writing by Buyer, neither Vinyl nor the Company shall, and the Company shall not permit any Subsidiary to, (i) issue, sell or deliver any shares of its or any Subsidiary's capital stock or other securities, or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any shares of its or any Subsidiary's capital stock or other securities; (ii) effect any recapitalization, reclassification, stock dividend, stock split or like change in its or any Subsidiary's capitalization; (iii) amend its or any Subsidiary's Certificate of Incorporation (or other charter documents) or By-laws; or (iv) make any redemption or purchase of any shares of its or any Subsidiary's capital stock or declare, pay, set aside or make, or cause any Subsidiary to declare, pay, set aside or make, any dividends or distribution or payment in respect of its or any Subsidiary's capital stock or other securities.

              (c) Neither the Company nor any Subsidiary shall make any change in its accounting procedures or any unreasonable changes from its past practice with respect to its credit criteria from those in existence at December 31, 1998, except as required due to changes in GAAP. The Company shall promptly notify Buyer of any such changes required due to changes in GAAP. The Company and its Subsidiaries shall make any appropriate changes to their respective allowances for doubtful accounts in the event its credit criteria is reasonably changed.

              (d) No claims, pledges, security interests, liens, charges or any other encumbrance on any of the properties or assets of the Company or its Subsidiaries shall be made other than in the ordinary course of business consistent with past practice.

              (e) Each of the Company and its Subsidiaries shall refrain from acquiring or agreeing to acquire, or disposing or agreeing to dispose of, real estate, from entering into, or agreeing to enter into, leases of real estate or equipment, and from creating any modification, amendment or termination of the leases for the Leased Real Properties.

              (f) Vinyl and the Company shall promptly advise Buyer in writing of the commencement or threat against Vinyl or the Company or its Subsidiaries of (i) any written claim, litigation or proceeding when the amount claimed is, in any individual claim, litigation or proceeding, in excess of $20,000 or, in the aggregate, $75,000 and (ii) any Tax audit.

              (g) The Company shall use its reasonable best efforts to preserve its, and to preserve its Subsidiaries' business, organization, intellectual property and relationships with their respective vendors, customers and suppliers and others having business relations with it.

              (h) Neither the Company nor any Subsidiary shall (a) make any loans or advances to, or assume, guarantee or otherwise become liable for any indebtedness or other obligations of any stockholder, director, officer, employee or agent of the Company or its Subsidiaries, except that the Company shall be permitted to make loans and advance expenses to employees in an amount less than $2,500 per employee and, in the aggregate, less than $50,000; or (b) incur any indebtedness other than in the ordinary course of business consistent with past practice.

              (i) Neither the Company nor any Subsidiary shall make, amend or enter into any employment contract or arrangement, adopt any new Plan or amend any existing Plan (except as required by applicable law) or materially increase salaries or other compensation.

              (j) Neither the Company nor any Subsidiary shall enter into any transaction with any Affiliate, except the transactions that are set forth on the attached AFFILIATED TRANSACTIONS SCHEDULE.

              (k) Vinyl shall not acquire or hold any other asset other than the Shares set forth opposite its name on the attached SHAREHOLDERS SCHEDULE, nor shall it conduct any activities other than the holding of such Shares and the entering into of this Agreement and the transactions contemplated by this Agreement, nor shall it incur any obligations or liabilities, whether arising in contract, tort or otherwise, of any type or nature, whether choate, inchoate, accrued contingent or fixed.

              6.02 ACCESS TO BOOKS AND RECORDS. From the date hereof until the Closing Date, Vinyl and the Company shall provide Buyer and its authorized representatives ("BUYER'S REPRESENTATIVES") with full access at all reasonable times, and upon reasonable advance notice, to the offices, properties, personnel, books and records, and evidence of title to any real property, of Vinyl and the Company and its Subsidiaries in order for Buyer to have the opportunity to make such investigation as it shall reasonably desire to make of the affairs of Vinyl and the Company and its Subsidiaries, provided that such access does not unreasonably interfere with the normal operations of Vinyl or the Company or the Subsidiaries. The Company, the Shareholders, the Optionholders and H.I.G. Cayman will, upon request, furnish Buyer with any information reasonably required with respect to Vinyl's and the Company's and its Subsidiaries' respective properties, assets and businesses and will provide Buyer with copies of any contract, document or instrument listed on any Schedule hereto. Buyer acknowledges that it remains bound by the Confidentiality Agreement, dated November 23, 1998, with the Company (the "CONFIDENTIALITY AGREEMENT"); provided, however, that upon the consummation of the transactions contemplated hereby, the Confidentiality Agreement shall terminate.

              6.03 REGULATORY FILINGS. The Company shall make or cause to be made all filings, which filing fees shall be paid by Buyer, and submissions under the HSR Act and any other material laws or regulations applicable to Vinyl and the Company and its Subsidiaries for the consummation of the transactions contemplated by this Agreement. The initial filing under the HSR Act shall be made by the Company within five (5) business days of the signing of this Agreement and the Company shall make an early termination request at such time. Vinyl and the Company shall coordinate and cooperate with Buyer in exchanging such information and assistance as Buyer may reasonably request in connection with all of the foregoing.

              6.04 CONDITIONS. The Company, the Shareholders, the Optionholders and H.I.G. Cayman shall use reasonable best efforts to cause the conditions set forth in Section 2.01 to be satisfied and to consummate the transactions contemplated by this Agreement; provided that neither the Company, any Subsidiary, any Shareholder, any Optionholder nor H.I.G. Cayman shall be required to expend any funds to obtain any third-party or governmental consents required under Section 2.01(d) or (e).

              6.05 EXCLUSIVE DEALING. During the period from the date of this Agreement through the Closing or the earlier termination of this Agreement pursuant to Section 8.01, each Shareholder, each Optionholder and H.I.G. Cayman shall not take, or permit any other Person on its behalf to take, and neither Vinyl nor the Company shall take, any action to solicit, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person (other than Buyer and its representatives) concerning any purchase, sale, liquidation, recapitalization, restructuring, merger or other disposition of Vinyl or the Company or any of its Subsidiaries, or of any securities of Vinyl, the Company or any Subsidiary, including, without limitation, the Shares, the Vinyl Shares, and the Options, or all or any substantial portion of the assets of Vinyl or the Company or any of its Subsidiaries or similar transaction involving Vinyl or the Company. If Vinyl, the Company, any of the Shareholders, any of the Optionholders or H.I.G. Cayman, or any of their respective representatives, receives any offers or receives any communications from any new or existing offerees, it or they will (a) remain silent or advise the offeror that neither Vinyl, the Company, the Shareholders, the Optionholders nor H.I.G. Cayman are in a position to negotiate or accept any offers at that time, and (b) notify Buyer of any such communication.

              6.06 NOTIFICATION. From the date hereof until the Closing Date, the Company, the Shareholders, the Optionholders and H.I.G. Cayman shall promptly disclose to Buyer in writing any material variances from the representations and warranties contained in this Agreement, including the Schedules hereto, or any other material development concerning Vinyl or the Company or any of its Subsidiaries. The Shareholders, the Optionholders and H.I.G. Cayman shall promptly inform Buyer in writing if they obtain knowledge that the representations and warranties of the Company, the Shareholders, the Optionholders or H.I.G. Cayman in this Agreement, including the Schedules hereto, are not true and correct in all respects or if there are any material errors in, or omissions therefrom, or that there are material developments concerning Vinyl or the Company or any of its Subsidiaries. No disclosure or notice given pursuant to this Section 6.06 shall affect Buyer's right to terminate this Agreement pursuant to Article VIII. To the extent necessary, and only due to events (other than the discovery of an error) occurring after the date hereof, such disclosures shall amend and supplement the appropriate Schedules attached hereto in the form of "UPDATED SCHEDULES" delivered to Buyer, except for purposes of Section 2.01(b) hereof.

              6.07 CONSENTS. Vinyl and the Company shall use their reasonable best efforts to obtain any third-party consents, authorizations, approvals and waivers which are necessary to permit the consummation of the transactions contemplated by this Agreement and the operation of the businesses of Vinyl and the Company and its Subsidiaries that are not set forth on the attached THIRD-PARTY CONSENTS SCHEDULE.

              6.08 BROKERAGE. The Shareholders (other than Vinyl), the Optionholders and H.I.G. Cayman shall severally, and not jointly (subject to Section 9.02(d)), indemnify and hold Buyer harmless against any and all claims, losses, liabilities or expenses which may be asserted against them as a result of their dealings, arrangements or agreements with Bowles Hollowell Conner & Co.

              6.09 INTERIM FINANCIAL STATEMENTS. Within thirty (30) days after the end of each calendar month until the Closing, the Company shall deliver to Buyer copies of unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of each month subsequent to the date hereof and prior to the Closing Date and the related statements of income and cash flows for each month then ended, which will present fairly in all material respects the financial condition and results of operations and cash flow of the Company and its Subsidiaries. For the purposes of this Agreement, the term "FINANCIAL STATEMENTS" shall be deemed to include any such balance sheets and statements delivered by the Company pursuant to this Section 6.09. Thermal shall deliver to Buyer, on or prior to May 15, 1999, copies of Thermal's consolidated statement of income for the four-month period ended April 30, 1999, which will present fairly in all material respects the results of operations of Thermal prepared in accordance with GAAP consistent with past practice.

              6.10 INTELLECTUAL PROPERTY MATTERS. Within twenty (20) days after the execution of this Agreement, the Company shall file or cause to be filed with the PTO all documentation necessary to completely and validly correct the PTO records to reflect that (i) with respect to trademarks, the grant from Heat Acquisition II, Inc. to Nationscredit Commercial Corporation (which was recorded with the PTO) is a grant of a security interest and not "an assignment of part of assignor interest," (ii) the applicant, Thermal, in Serial No. 75/328,843 ("DECK-IN-A-DAY"), Serial No. 75/328,371 ("SNAP-TRACK") and all other applications previously filed or to be filed prior to the Closing Date by Thermal, is a Delaware corporation and not a Pennsylvania corporation, and (iii) with respect to patents, the merger that was recorded with the PTO was of Thermal with and into Heat Acquisition II, Inc. and not Heat Acquisitino II, Inc.

              6.11 NO TRANSFERS. The Shareholders, the Optionholders and H.I.G. Cayman shall not sell or transfer any of their respective Shares, Vinyl Shares or Options.


                                   ARTICLE VII

                               COVENANTS OF BUYER

              7.01 ACCESS TO BOOKS AND RECORDS. From and after the Closing, Buyer shall, and shall cause Vinyl and the Company to, provide the Shareholder Representative (on behalf of the Shareholders (other than Vinyl), the Optionholders and H.I.G. Cayman), and its agents with reasonable access (for the purpose of examining and copying), during normal business hours, and upon reasonable advance notice, to the books and records of Vinyl and the Company and its Subsidiaries with respect to periods prior to the Closing Date in connection with any matter relating to Taxes, governmental inquiries or litigation, whether or not relating to or arising out of this Agreement or the transactions contemplated by this Agreement, provided that such access does not unreasonably interfere with the normal operations of Buyer, Vinyl, the Company or its Subsidiaries. Unless otherwise consented to in writing by the Shareholder Representative, neither Vinyl nor the Company shall, for a period of five (5) years following the Closing Date, destroy, alter or otherwise dispose of any of the books and records of Vinyl or the Company for the period prior to the Closing Date without first offering to surrender to the Shareholder Representative such books and records or any portion thereof which Buyer, Vinyl or the Company may intend to destroy, alter or dispose of.

              7.02 NOTIFICATION. Prior to the Closing, upon discovery, Buyer shall promptly inform the Company and the Shareholder Representative (on behalf of the Shareholders, the Optionholders and H.I.G. Cayman) in writing of any material variances from Buyer's representations and warranties contained in
Article V.

              7.03 DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION. For a period of five (5) years after the Closing, Buyer shall not, and shall not permit the Company or any of its Subsidiaries to, amend, repeal or modify any provision in the Company's or any of its Subsidiaries' Certificate of Incorporation or By-laws relating to the exculpation or indemnification of any officers and directors (unless required by law), it being the intent of the parties that the officers and directors of the Company and its Subsidiaries who existed as officers and directors of the Company or its Subsidiaries prior to the Closing shall continue to be entitled to such exculpation and indemnification to the full extent as they receive under those documents prior to the Closing.

              7.04 REGULATORY FILINGS. Buyer shall make or cause to be made all filings and submissions under the HSR Act and any other laws or regulations applicable to Buyer as may be required of Buyer for the consummation of the transactions contemplated by this Agreement. The initial filing under the HSR Act shall be made by Buyer within five (5) business days of the signing of this Agreement and Buyer shall make an early termination request at such time. Buyer shall coordinate and cooperate with Vinyl and the Company in exchanging such information and assistance as Vinyl and the Company may reasonably request in connection with all of the foregoing.

              7.05 CONDITIONS. Buyer shall use reasonable efforts to cause the conditions set forth in Section 2.02 to be satisfied and to consummate the transactions contemplated by this Agreement; provided that Buyer shall not be required to expend any funds to obtain any third-party or governmental consents required under Section 2.02(c) and Section 2.02(d).

              7.06 CONTACT WITH CUSTOMERS AND SUPPLIERS. Prior to the Closing, Buyer and Buyer's Representatives shall contact and communicate with the employees (subject to Section 6.02 of this Agreement), customers and suppliers of the Company and its Subsidiaries in connection with the transactions contemplated by this Agreement only with the prior written consent of the Company or the Shareholder Representative (on behalf of the Shareholders and the Optionholders). Notwithstanding the foregoing, Buyer and Buyer's Representatives may contact and communicate with David Rascoe, Gary Petitclerc and Evan Kaffenes without prior written consent of the Company or the Shareholder Representative.

              7.07 BONUSES. After the one (1) year anniversary of the Closing Date, to the extent that the actual aggregate cash amount of the Bonuses awarded is less than $32,500, Buyer shall refund the difference to the Shareholder Representative (on behalf of the Shareholders (other than Vinyl), the Optionholders and H.I.G. Cayman).


                                  ARTICLE VIII

                                   TERMINATION

              8.01 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

              (a) by the mutual written consent of Buyer, and the Shareholder Representative (on behalf of the Shareholders, the Optionholders and H.I.G. Cayman);

              (b) by Buyer, if Merrill Lynch, Pierce, Fenner & Smith Incorporated refuses or is not able to provide or arrange for financing to Buyer or any of its affiliates based on any of the circumstances described in clause
(ii) of the fifth paragraph (the "MARKET DISRUPTION CONDITION") of the Financing Letter;

              (c) by Buyer, if (i) the condition set forth in Section 2.01(h) is not satisfied, or (ii) the condition set forth in Section 2.01(1) is not satisfied; provided that, in the case of this clause (ii) only, Buyer exercises its rights under this clause (ii) on or prior to the third business day following the delivery to Buyer of the financial statements required to be delivered pursuant to the last sentence of Section 6.09;

              (d) by Buyer, if (i) the Shareholders and the Optionholders fail to deliver at least ninety-nine percent (99%) of the capital stock of the Company on a fully diluted basis, or (ii) H.I.G. Cayman fails to deliver one hundred percent (100%) of the Vinyl Shares;

              (e) by Buyer, if there has been a material violation or breach by the Company, the Shareholders, the Optionholders or H.I.G. Cayman of any covenant, representation or warranty contained in this Agreement and such violation or breach has not been waived by Buyer or, in the case of a covenant breach, cured by the Company, the Shareholders, the Optionholders or H.I.G. Cayman within ten (10) days after written notice thereof from Buyer.

              (f) by the Shareholder Representative (on behalf of the Shareholders, the Optionholders and H.I.G. Cayman), if there has been a material violation or breach by Buyer of any covenant, representation or warranty contained in this Agreement and such violation or breach has not been waived by the Shareholder Representative or, with respect to a covenant breach, cured by Buyer within ten (10) days after written notice thereof by the Shareholder Representative (provided that the failure by Buyer to comply with Section 1.07(b)(i) shall not be subject to cure hereunder unless otherwise agreed to in writing by the Shareholder Representative); or

              (g) by either Buyer or the Shareholder Representative (on behalf of the Shareholders, the Optionholders and H.I.G. Cayman) if the transactions contemplated by this Agreement have not been consummated (other than through the failure of any party seeking to terminate this Agreement to comply in all material respects with its obligations under this Agreement) by June 15, 1999 (the "TRANSACTION DEADLINE DATE"), or such later date as the parties may agree in writing; provided that neither Buyer nor the Shareholder Representative shall be entitled to terminate this Agreement pursuant to this Section 8.01(g) if such Person's (or the Company's, any Shareholder's, any Optionholder's or H.I.G. Cayman's, in the case of the Shareholder Representative) knowing or willful breach of this Agreement has prevented the consummation of the transactions contemplated by this Agreement; provided further that Buyer shall for any reason or no reason, and without the consent of any other party, be entitled to extend the Transaction Deadline Date to June 30, 1999 by providing written notice to the Shareholder Representative to that effect, whereupon the Transaction Deadline Date shall automatically be so extended.

              8.02 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Buyer or the Shareholder Representative (on behalf of the Shareholders, the Optionholders and H.I.G. Cayman) as provided above, the provisions of this Agreement shall immediately become void and of no further force and effect (other than this Section 8.02 and Article XIII hereof which shall survive the termination of this Agreement); provided, however, that the following shall apply:

              (a) If this Agreement is terminated because (i) Buyer terminates this Agreement pursuant to Section 8.01(b), Section 8.01(c)(i), Section 8.01(c)(ii), Section 8.01(d) or Section 8.01(e), or (ii) the Shareholder Representative terminates this Agreement or otherwise declines to close the transactions contemplated by this Agreement when, in the case of this clause
(ii), all conditions set forth in Section 2.02 within Buyer's control shall have been satisfied on or prior to the last date under this Agreement when such conditions could have been satisfied, Buyer shall, in any such case, be entitled to a refund of the Deposit along with the Deposit Interest, without prejudice to the right of Buyer to pursue any equitable remedy.

              (b) If this Agreement is terminated because (i) the Shareholder Representative terminates this Agreement pursuant to Section 8.01(f) or Section 8.01(g) (other than when Section 8.02(a)(ii) applies) hereof, or (ii) Buyer terminates this Agreement pursuant to Section 8.01(g) or otherwise declines to close the transactions contemplated by this Agreement when, all the conditions set forth in Sections 2.01 (b) through (g), (i) and (k), shall have been satisfied on or prior to the last date under this Agreement when such conditions could have been satisfied, the Shareholders, the Optionholders and H.I.G. Cayman shall, in any such case, be entitled to retain the Deposit as their sole and exclusive remedy under this Agreement or applicable law.

              (c) In the event of termination of this Agreement due to (i) the failure to obtain any necessary HSR approvals, or (ii) an action or proceeding before a court or governmental body wherein an unfavorable judgment, decree or order seeks to restrain, prohibit or prevent the performance of this Agreement or the consummation of any of the transactions contemplated by this Agreement, to declare unlawful the transactions contemplated by this Agreement, or to cause such transactions to be rescinded, Buyer shall, in any such case, be entitled to a full refund of the Deposit along with the Deposit Interest.

              (d) In the event Buyer terminates this Agreement pursuant to
Section 8.01(d) or Section 8.01(e), Buyer shall also be entitled to receive from the Company, the Shareholders, the Optionholders and H.I.G. Cayman an amount equal to all reasonable out-of-pocket fees and expenses (including reasonable fees and expenses of counsel) incurred by Buyer and its affiliates in connection with this Agreement or the transactions contemplated hereby after the date hereof.

              (e) If Buyer has extended the Transaction Deadline Date to June
30,

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


1999, then Buyer shall only be entitled to a refund of the Deposit along with the Deposit Interest, if Buyer terminates this Agreement pursuant to Section 8.01(d) or Section 8.01(e).


                                   ARTICLE IX

                                 INDEMNIFICATION

              9.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement shall survive the Closing as follows:

              (a) the representations and warranties set forth in Sections 3.03, 3.04, 3.05, 3.07, 4.04(b) and 4.08 will survive for the applicable statute of limitations; and

              (b) all other representations and warranties in this Agreement and in any certificates shall terminate on May 15, 2000.

              No claim for indemnification hereunder for breach of any such representations or warranties may be made after the expiration of the survival period applicable to such claims; provided that any representation or warranty in respect of which indemnity may be sought under Section 9.02 and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section 9.01 if notice of the inaccuracy or breach, or potential inaccuracy or breach thereof giving rise to such right or potential right of indemnity shall have been given to the Person against whom such indemnity may be sought prior to such time.

              9.02 INDEMNIFICATION.

              (a) Each Shareholder (other than Vinyl), each Optionholder and H.I.G. Cayman, severally and not jointly (subject to the provisions of Section 9.02(d)), shall indemnify and hold harmless Buyer and its officers, directors, employees, stockholders, agents, representatives, successors and permitted assigns (collectively, the "BUYER INDEMNIFIED PARTIES"), from and against any claims, damages, losses, liabilities, Taxes, regulatory actions, injuries to Persons, property or natural resources, fines, penalties, costs and expenses (including, without limitation, settlement costs, any reasonable legal, accounting or other expenses incurred in connection with investigating or defending any actions or threatened actions and court costs) ("BUYER LOSSES") sustained or required to be paid by reason of, arising out of or caused by (i) any misrepresentation or breach of any representation or warranty made by the Company, such Shareholder, such Optionholder or H.I.G. Cayman in this Agreement,
(ii) any breach of or failure to perform any covenant, agreement or obligation of the Company, such Shareholder, such Optionholder or H.I.G. Cayman contained in this Agreement, (iii) any fees or expenses of the Shareholders, the Optionholders or H.I.G. Cayman relating to this Agreement and the transactions contemplated by this Agreement regardless of when accrued or incurred and any fees or expenses of the Company or any of its Subsidiaries relating to this Agreement and the transactions contemplated by this Agreement accrued or incurred in connection with Closing, (iv) Taxes reflected on any Post-Closing Return attributable to periods ending on or before the Closing Date, not otherwise accounted for in the calculation of the tax benefit amount as provided for in Section 11.03(c), (v) the Company's or any Subsidiary's failure to timely file any Form 5500 for any Plan for any plan year, (vi) the litigation matter of GENEVA NATIONAL CONDOMINIUM MASTER ASSOCIATION V. THERMAL INDUSTRIES, INC., ET AL., Case No. 96-CV-81, Circuit Court, Walworth County, Elkhorn, Wisconsin, in the event that Thermal, Geneva National Condominium Master Association and General Accident Insurance Company do not execute and deliver the Settlement Agreement (the "Settlement Agreement") in substantially the form of EXHIBIT G hereto in settlement of such litigation, but only, in the case of this clause (vi), to the extent the Buyer Losses under this clause (vi) exceed the amount of the liability attributable to Thermal that would have otherwise existed under the Settlement Agreement, and then only with respect to the amount of such excess, and (vii) the litigation matter of ROBERT PERAZA AND CAROLINE S. MAZZONE V. DURA-PLEX, INC., JAMES MERCANDANTE, THERMAL INDUSTRIES, INC., ET. AL., Docket No. OCN-L-892-99, Superior Court of New Jersey, Ocean County, New Jersey, to the extent such Buyer Losses exceed $25,000. Notwithstanding the foregoing, the Shareholders (other than Vinyl) the Optionholders and H.I.G. Cayman shall not have an obligation to indemnify buyer for a Buyer Loss arising in connection with Section 9.02(a)(iii) or the Company's breach of the representations and warranties set forth in Section 4.05 to the extent Buyer has been compensated for such Buyer Loss pursuant to Section
1.06. In the event that any funds are paid out of the Escrow Fund to a Buyer Indemnified Party in connection with a breach by any Shareholder (other than Vinyl), any Optionholder or H.I.G. Cayman, such breaching party shall be required to contribute to each other Shareholder (other than Vinyl), Optionholder and H.I.G. Cayman an amount equal to each such party's pro rata portion of the amount paid out of the Escrow Fund with respect to such breach.

              (b) Buyer shall indemnify and hold harmless each Shareholder (other than Vinyl), each Optionholder and H.I.G. Cayman from and against any claims, damages, losses, liabilities, Taxes, regulatory actions, injuries to Persons, property or natural resources, fines, penalties, costs and expenses (including, without limitation, settlement costs, any reasonable legal, accounting or other expenses incurred in connection with investigating or defending any actions or threatened actions and court costs) ("SELLER LOSSES" and, together with Buyer Losses, "LOSSES") sustained or required to be paid by reason of, arising out of or caused by (i) any misrepresentation or breach of any representation or warranty made by Buyer in this Agreement, and (ii) any breach of any covenant, agreement or obligation of Buyer contained in this Agreement.

              (c) (i) In the event that any indemnified party is made a defendant in or party to any claim, action, suit or proceeding, judicial or administrative, instituted by any third-party for Losses, or otherwise receives any demand from any third party for Losses (any such third party claim, action, suit or proceeding being referred to as a "CLAIM"), the indemnified party (referred to as the "INDEMNITEE") shall give the indemnifying party (referred to as the "INDEMNITOR") prompt notice thereof. The failure to give such notice shall not affect whether an Indemnitor is liable for reimbursement unless such failure has resulted in the loss of substantive rights with respect to the Indemnitor's ability to defend such Claim, and then only to the extent of such loss. The Indemnitor shall be entitled to contest and defend such Claim; provided that the Indemnitor diligently contests and defends such Claim. Notice of the intention so to contest and defend shall be given by the Indemnitor to the Indemnitee within twenty (20) business days after receipt of the Indemnitee's notice of such Claim (but, in all events, at least five (5) business days prior to the date that an answer to such Claim is due to be filed). Such contest and defense shall be conducted by reputable attorneys employed by the Indemnitor. The Indemnitee shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless the Indemnitee reasonably determines that the Indemnitor is not adequately representing or, because of a conflict of interest determined to exist by Kirkland & Ellis in its sole discretion, may not adequately represent, the interests of any Indemnitee and only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the Indemnitee elects to participate in such defense, the Indemnitee will cooperate with the Indemnitor in the conduct of such defense. Neither the notifying party nor the Indemnitor may concede, settle or compromise any Claim without the consent of the other party, which consent will not be unreasonably withheld. Notwithstanding the foregoing, if the Indemnitor fails to acknowledge in writing its obligation to provide indemnification in respect of such Claim, then the Indemnitee alone shall be entitled to contest, defend and settle such Claim in the first instance (in which case, expenses incurred in connection therewith shall constitute a Loss) and, only if the Indemnitee chooses not to contest, defend or settle such Claim, the Indemnitor shall then have the right to contest and defend (but not settle) such Claim.

                  (ii) In the event any Indemnitee should have a claim against any Indemnitor that does not involve a Claim, the Indemnitee shall deliver a notice of such claim with reasonable promptness to the Indemnitor. The failure to give such notice shall not affect whether an Indemnitor is liable for reimbursement unless such failure has resulted in the loss of substantive rights with respect to the Indemnitor's ability to defend such Claim, and then only to the extent of such loss. If the Indemnitor notifies the

Indemnitee that it does not dispute the claim described in such notice or fails to notify the Indemnitee within fifteen (15) days after delivery of such notice by the Indemnitee whether the Indemnitor disputes the claim described in such notice, and such failure to notify materially prejudices any defense or claim of the Indemnitee, the Loss in the amount specified in the Indemnitee's notice will be conclusively deemed a liability of the Indemnitor and the Indemnitor shall pay the amount of such Loss to the Indemnitee on demand.

                  (iii) After the Closing, the rights set forth in this Section
9.02 shall be the indemnified parties' sole and exclusive remedies against the other for misrepresentations or breaches of covenants contained in this Agreement. Without limitation, Buyer specifically waives any and all claims against Vinyl and the Company, including rights of contribution under CERCLA or analogous state law. Notwithstanding the foregoing, nothing herein shall prevent any of the indemnified parties from bringing an action based upon allegations of fraud, bad faith or willful misconduct in connection with this Agreement. In the event action is brought in accordance with the preceding sentence of this clause
(iii), the prevailing party's attorneys' fees and costs shall be paid by the nonprevailing party.

              (d) In connection with any indemnification claim by Buyer under this Agreement, Buyer (except as set forth in the next sentence) may only seek recovery for Buyer Losses out of the funds held in the Escrow Fund (as defined in the Escrow Agreement) pursuant to the Escrow Agreement and is entitled to seek such recovery regardless of whether such Losses are attributable to the actions or breaches of the Company, any particular Shareholder, any particular Optionholder or H.I.G. Cayman. Buyer shall not be entitled to pursue any indemnification claim or recovery against the Company, any Shareholder, any Optionholder or H.I.G. Cayman beyond the foregoing limit, except to the extent any such claim or recovery is based upon the Company's, such Shareholder's, such Optionholder's or H.I.G. Cayman's (i) breach of a representation or warranty made in Section 3.03, 3.04, 3.05, 3.07 or 4.04(b), or (ii) fraud, bad faith or willful misconduct in connection with this Agreement. No Shareholder, Optionholder or H.I.G. Cayman may claim or assert that any portion of the Escrow Fund is not available to pay for Buyer Losses by virtue of the indemnification provisions, covenants, or representations and warranties under this Agreement being several and not joint, rather than being joint and several. By executing this Agreement, each such Person waives any such right. Notwithstanding the foregoing, Buyer may seek recovery for Buyer Losses beyond the funds held in the Escrow Fund from H.I.G. Fund and/or H.I.G. Management for any such Buyer Losses attributable to H.I.G. Cayman's (a) breach of a representation or warranty made in Section 3.04 or Section 3.05, or (b) fraud, bad faith or willful misconduct in connection with this Agreement.

              (e) The amount of any Loss subject to indemnification under this

Section 9.02 shall be calculated net of (i) the effects of a reduction for any Tax Benefit inuring to the Indemnitee on account of such Loss and an increase for any Tax Detriment suffered by the Indemnitee on account of the receipt of any indemnification payments and (ii) any insurance proceeds received by the Indemnitee on account of such Loss. If the Indemnitee receives a Tax Benefit with respect to a Loss after an indemnification payment is made to it, the Indemnitee shall promptly pay to the Person or Persons that made such indemnification payment the amount of such Tax Benefit at such time or times as and to the extent that such Tax Benefit is realized by the Indemnitee. For purposes hereof, "TAX BENEFIT" shall mean any refund of Taxes paid or reduction in the amount of Taxes which otherwise would have been paid, in each case computed at the actual marginal tax rates applicable to the recipient of such benefit, and "TAX DETRIMENT" shall mean any increase in the amount of Taxes which would otherwise have been paid or any reduction in a Tax Benefit. The Indemnitee shall seek full recovery under all insurance policies covering any Loss to the same extent as they would if such Loss were not subject to indemnification hereunder. In the event that an insurance or other recovery is made by any Indemnitee with respect to any Loss for which any such Person has been indemnified hereunder, then a refund equal to the aggregate amount of the recovery shall be made promptly to the Person or Persons that provided such indemnity payments to such Indemnitee.

              (f) The obligations set forth in this Section 9.02 shall be unconditional and absolute. In the event of a conflict between the provisions of this Section 9.02 and any other provisions of this Agreement, the provisions of
Section 9.02 shall control. The Shareholders (other than Vinyl), the Optionholders and H.I.G. Cayman shall not have any indemnification obligations under this Section 9.02 for Losses until such time as total Losses for which Buyer is otherwise entitled to indemnification hereunder equal $687,500 in the aggregate (the "DEDUCTIBLE"), whereafter the Shareholders (other than Vinyl), the Optionholders and H.I.G. Cayman shall be liable for all such Losses in excess thereof, provided, that the Shareholders' (other than Vinyl's), the Optionholders' and H.I.G. Cayman's aggregate liability to Buyer hereunder shall in no event exceed $5,000,000 (the "CAP"). Notwithstanding the foregoing, (i) any indemnification obligations of the Shareholders (other than Vinyl), the Optionholders and H.I.G. Cayman to Buyer arising in connection with Section 9.02(d)(i) and Section 9.02(d)(ii) hereof shall not be subject to the Deductible, the Cap or the De Minimis Losses limitations, (ii) any indemnification obligations of the Shareholders (other than Vinyl), the Optionholders and H.I.G. Cayman to Buyer arising under Section 9.02(a)(iii),
Section 9.02(a)(v) or Section 9.02(a)(vii) shall, in any case, not be subject to the Deductible or the De Minimis Losses limitations, (iii) any indemnification obligations of the Shareholders (other than Vinyl), the Optionholders and H.I.G. Cayman to Buyer arising in connection with any breach by the Shareholders, the Optionholders or H.I.G. Cayman of any covenant to Buyer set forth in Section 11.03(c) shall not be subject to the Deductible or the De Minimis Losses limitations and (iv) any indemnification obligations of the Shareholders (other than Vinyl), the Optionholders and H.I.G. Cayman to Buyer arising in connection with any breach by the Company of the representation set forth in
Section 4.26 shall not be subject to the Deductible or the De Minimis Losses limitations.

              (g) Notwithstanding Section 9.02(f), excluding the last sentence of Section 9.02(f), the Shareholders (other than Vinyl), the Optionholders and H.I.G. Cayman shall not have any indemnification obligations under this Section
9.02 for any Losses with respect to any single claim or series of related claims if the aggregate amount of such Losses with respect to such claim or series of related claims does not exceed $25,000 ("DE MINIMIS LOSSES").

              (h) For purposes of determining (i) whether an Indemnitor shall be required to indemnify an Indemnitee under this Article IX, (ii) the aggregate amount of Losses suffered by an Indemnitee, (iii) the Deductible or (iv) the aggregate amount of De Minimis Losses suffered by an Indemnitee, each representation and warranty (whether made as of the date of this Agreement or made on and as of the Closing Date) contained in this Agreement for which indemnification is sought hereunder shall be read (including for purposes of determining whether a breach of such representation or warranty has occurred) without regard to, and as if such representation or warranty did not contain, materiality qualifications that may be contained therein, including, without limitation, Material Adverse Effect.

              (i) The indemnification obligations of an Indemnitor set forth in this Section 9.02 shall survive any permitted assignment or other transfer by such Indemnitor.


                                    ARTICLE X

                           SHAREHOLDER REPRESENTATIVE

              10.01 DESIGNATION. H.I.G. Cayman (the "SHAREHOLDER REPRESENTATIVE") is hereby designated by each of the Shareholders, each of the Optionholders and H.I.G. Cayman (in its capacity as the owner of the Vinyl Shares) to serve as the representative of the Shareholders, the Optionholders and H.I.G. Cayman with respect to the matters expressly set forth in this Agreement to be performed by the Shareholder Representative.

              10.02 AUTHORITY. Each of the Shareholders, the Optionholders, and H.I.G. Cayman, by the execution of this Agreement, hereby irrevocably appoints the Shareholder Representative as the true and lawful agent, proxy and attorney-in-fact to act on behalf of such Shareholders, such Optionholders and H.I.G. Cayman, in any manner deemed appropriate by the Shareholder Representative, in its sole discretion, for all purposes of this Agreement, including the full power and authority on such Shareholder's, such Optionholder's and H.I.G. Cayman's behalf
(i) to take any action or execute any instrument deemed necessary or appropriate to consummate the transactions contemplated by this Agreement; (ii) to pay such Shareholder's, such Optionholder's and H.I.G. Cayman's expenses incurred in connection with the negotiation and performance of this Agreement (whether incurred on or after the date hereof); (iii) to disburse any funds received hereunder to each such Shareholder, such Optionholder or H.I.G. Cayman; provided, that Shareholder Representative shall be entitled to hold back $1 million of such proceeds for the payment of expenses incurred in connection with the transactions contemplated hereby; provided further that the Shareholder Representative shall disperse all such funds, except for such holdback, within 72 hours of the Shareholder Representative's receipt of such funds from time to time; (iv) to execute and deliver any certificates representing the Shares or the Vinyl Shares, or the cancellation of the Options, and execution of such further instruments of assignment as Buyer shall reasonably request; (v) to execute and deliver on behalf of such Shareholder, such Optionholder and H.I.G. Cayman any amendment or waiver hereto subject to Section 13.10; (vi) to take all other actions to be taken by or on behalf of such Shareholder, such Optionholder or H.I.G. Cayman in connection herewith; and (vii) to do each and every act and exercise any and all rights which each such Shareholder, such Optionholder or H.I.G. Cayman collectively are permitted or required to do or exercise under this Agreement; provided that the Shareholder Representative will update each of the Shareholders, the Optionholders and H.I.G. Cayman from time to time. Each of the Shareholders, the Optionholders and H.I.G. Cayman agrees that such agency and proxy are coupled with an interest, are therefore irrevocable without the consent of the Shareholder Representative and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any Shareholder, any Optionholder or H.I.G. Cayman. Any demands, notices or other communications directed to the Shareholders, the Optionholders and H.I.G. Cayman hereunder shall be deemed effective if given to the Shareholder Representative. As between Buyer, on the one hand, and the Shareholders, the Optionholders and H.I.G. Cayman, on the other hand, payment of funds by Buyer to the Shareholder Representative in its capacity as such shall, for all purposes hereunder, be deemed payment of such funds to the Shareholders, the Optionholders and H.I.G. Cayman. Buyer shall be entitled to rely on all actions of the Shareholder Representative as if such actions were taken by the Shareholders, the Optionholders or H.I.G. Cayman. Upon the dissolution or resignation of the Shareholder Representative, a successor shall be appointed by the remaining Shareholders, Optionholders and H.I.G. Cayman within the thirty (30) day period immediately following the date of such dissolution or resignation, and such successor shall either be a Shareholder or an Optionholder or any other Person reasonably acceptable to Buyer who shall agree in writing to accept such appointment in accordance with the terms hereof. The resignation of any Shareholder

Representative shall not be effective until a successor Shareholder Representative has been appointed and has accepted such appointment in accordance with the provisions of this Article X. The selection of a successor Shareholder Representative appointed in any manner permitted in this Section
10.02 shall be final and binding upon all of the Shareholders, the Optionholders and H.I.G. Cayman and written notice of such selection and appointment shall be provided to Buyer promptly.

              10.03 EXCULPATION. Neither the Shareholder Representative nor any agent employed by it shall incur any liability to any Shareholder, any Optionholder or H.I.G. Cayman by virtue of the failure or refusal of the Shareholder Representative for any reason to consummate the transactions contemplated by this Agreement or relating to the performance of its other duties hereunder, except for actions or omissions constituting fraud, gross negligence or bad faith.

                                   ARTICLE XI

                       ADDITIONAL COVENANTS AND AGREEMENTS

              11.01 DISCLOSURE GENERALLY. If and to the extent any information required to be furnished in any Schedule is contained in this Agreement or in any other Schedule (or Updated Schedule) attached hereto, such information shall be deemed to be included in all Schedules (or, except for purposes of Section 2.01(b), Updated Schedules) in which the information is required to be included, but only to the extent a reasonable person would be on notice from the face of the disclosure that such disclosure was applicable to such other Schedule (or Updated Schedule). The inclusion of any information in any Schedule (or Updated Schedule) attached hereto shall not be deemed to be an admission or acknowledgment by the Company, the Shareholders, the Optionholders or H.I.G. Cayman, in and of itself, that such information is material to or outside the ordinary course of the business of Vinyl or the Company.

              11.02 ACKNOWLEDGMENT BY BUYER. Buyer acknowledges that it has conducted to its satisfaction an independent investigation and verification of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company and, before making its determination to proceed with the transactions contemplated by this Agreement, Buyer shall be satisfied with the results of such independent investigation and verification as well as the representations and warranties of the Company, the Shareholders, the Optionholders, and H.I.G. Cayman set forth in this Agreement and any other agreements or certificates executed in connection herewith, including the Schedules (and Updated Schedules) attached hereto. SUCH REPRESENTATIONS AND WARRANTIES BY THE COMPANY, THE SHAREHOLDERS, THE OPTIONHOLDERS AND H.I.G. CAYMAN CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND

WARRANTIES OF THE COMPANY, THE SHAREHOLDERS, THE OPTIONHOLDERS AND H.I.G. CAYMAN TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND BUYER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE EXPRESSED OR IMPLIED (INCLUDING, BUT NOT LIMITED TO, ANY RELATING TO THE FUTURE OR HISTORICAL FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS OR LIABILITIES OF THE COMPANY) ARE SPECIFICALLY DISCLAIMED BY THE COMPANY, THE SHAREHOLDERS, THE OPTIONHOLDERS AND H.I.G. CAYMAN.

              11.03 TAX MATTERS.

              (a) RESPONSIBILITY FOR FILING TAX RETURNS AND PRE-CLOSING TAXES. Buyer shall, at its cost, prepare or cause to be prepared and file or cause to be filed all Tax Returns for Vinyl and the Company for all periods ending prior to or including the Closing Date which are due after the Closing Date, but which specifically does not include the Tax Returns for the 1998 taxable year (the "1998 TAX RETURNS"), which 1998 Tax Returns are to be filed by the Company in proper form, and all Taxes shown to be due on such 1998 Tax Returns fully paid by the Company, prior to the Closing Date (those Tax Returns other than the 1998 Tax Returns are collectively referred to as the "POST-CLOSING RETURNS"). In the case of the Federal and State income tax Post-Closing Returns, Buyer or the Company shall prepare such returns of the Company in a manner suitable for filing and shall present such draft returns to the Shareholder Representative for purposes of any applicable rights of review hereunder no later than one hundred eighty (180) days after the Closing Date. Upon notification from the Shareholder Representative that the Shareholder Representative approves of the filing of such returns (such approval not to be unreasonably withheld and any withholding of such approval to be based on applicable law and supported by substantial authority within the meaning of Section 6662(d) of the Code), Buyer shall cause the Company to file such Federal and State income tax returns promptly. At least fifteen (15) days prior to the date on which each Post-Closing Return, other than the Federal and State income tax Post-Closing Returns, is filed, Buyer shall submit such Post-Closing Return to the Shareholder Representative (on behalf of the Shareholders (other than Vinyl), the Optionholders and H.I.G. Cayman) for the Shareholder Representative's review and approval, which approval may be withheld if the filing of such Post-Closing Return, as prepared by Buyer, is reasonably expected by the Shareholder Representative to improperly affect the Tax liability of any Shareholder (other than Vinyl), any Optionholder or H.I.G. Cayman in an adverse manner.

              (b) TRANSFER TAXES. Buyer will pay, and will indemnify and hold the

Shareholders (other than Vinyl), the Optionholders and H.I.G. Cayman harmless against, any real property transfer or gains tax, stamp tax, stock transfer tax, or other similar Tax imposed on the Company or one or more Shareholders (other than Vinyl), one or more Optionholders or H.I.G. Cayman as a result of the transactions contemplated by this Agreement (collectively, "TRANSFER TAXES"), and any penalties or interest with respect to the Transfer Taxes. The Shareholders (other than Vinyl), the Optionholders and H.I.G. Cayman agree to cooperate with Buyer in the filing of any returns with respect to the Transfer Taxes, including supplying promptly any information in the possession of the Shareholders (other than Vinyl), the Optionholders and H.I.G. Cayman that is reasonably necessary to complete such returns.

              (c) TAX BENEFITS ASSOCIATED WITH OPTION PURCHASE TRANSACTIONS. The parties hereto agree that in preparing the Company's Tax Returns for the taxable year that includes or, if applicable, ends on the Closing Date, Buyer shall cause the Company to claim allowable deductions attributable to the Option Purchase Transactions in such Tax Returns and, upon the filing of such Tax Returns, if such Tax Returns show a net operating loss, within the meaning of
Section 172 of the Code, such net operating loss shall be carried back to prior taxable years to the extent permitted by applicable Tax law, and Buyer shall cause the Company to file as soon as is practicable any claims for Tax refunds to which the Company is entitled for taxable periods prior to the Closing Date as a result of such deductions, and shall permit the Shareholder Representative (on behalf of the Shareholders and the Optionholders) to review the portion of any such Tax Return which relates to such Tax benefits prior to the filing of such Tax Return. The approval of Tax Returns pursuant to Section 11.03(a) by the Shareholder Representative shall, upon the actual filing of any such Tax Return, constitute a release by the Shareholders, the Optionholders and H.I.G. Cayman of Buyer from any liability for failure to comply with this Section 11.03(c). Buyer shall pay over to the Shareholder Representative (on behalf of the Shareholders and the Optionholders) the amount of any Tax benefits with respect to the carry-back periods within thirty (30) days after receipt thereof. The parties hereto also agree that any such refund shall be net of any reasonable increased costs, liabilities or Taxes incurred by Buyer or the Company or any Subsidiary with respect to or attributable to the Option Purchase Transactions, including, but not limited to, employment Taxes attributable to the Option Purchase Transactions. If subsequent to the Buyer's payment of any such amount, there is a determination under applicable law to the effect that all or part of the tax benefit giving rise to such tax benefit payment was not allowable or available in any applicable carry-back period (a "SUBSEQUENT BENEFIT DECREASE EVENT"), the Shareholder Representative shall repay to the Buyer within thirty (30) days any amount that would have not been payable to the Shareholder Representative pursuant to this Section 11.03(c) had the amount of the tax benefit been initially determined in light of the Subsequent Benefit Decrease Event, together with the amount of any interest and penalties payable to any Tax authority with respect to those amounts and all reasonable expenses of Buyer and the Company and any of the Subsidiaries directly attributable thereto.

              11.04 FURTHER ASSURANCES. From time to time, as and when requested by any party hereto and at such party's expense, either before or after Closing, any other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.

              11.05 OTHER MATTERS RELATING TO OPTIONS. Each of the Company, the Shareholders, the Optionholders, H.I.G. Cayman and Buyer hereby acknowledge and agree that Buyer and certain members of management of the Company and its Subsidiaries ("MANAGEMENT") may wish to reach an agreement pursuant to which this Agreement shall be amended to provide that all or any portion of Options held by Management shall not be purchased and acquired by Buyer in exchange for the Per Option Purchase Price but may be converted into the right to receive other consideration to be agreed upon between Buyer and such members of Management. Each of the Company, the Shareholders, the Optionholders, H.I.G. Cayman and Buyer hereby covenant and agree that if any such amendments are entered into, provided that such amendments meet the requirements set forth in the proviso of Section 13.10 hereof, each of the Company, the Shareholders, the Optionholders, H.I.G. Cayman and Buyer will not assert any claim against the other as a result of the execution and delivery of such amendment.


                                   ARTICLE XII
                                   DEFINITIONS
              12.01 DEFINITIONS. For purposes hereof the following terms, when used herein with initial capital letters, shall have the respective meanings set forth herein:

              "AFFILIATE" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

              "DEPOSIT INTEREST" means an amount equal to the interest that is earned on the Deposit pursuant to the terms of the Escrow Agreement.

              "ENVIRONMENTAL CLAIM" means any claim, demand, complaint, action, suit, proceeding, investigation or notice by any Person alleging potential liability arising out of, based on, or relating to Environmental Laws or the presence of any Hazardous Material at any location.

              "ENVIRONMENTAL LAW" means any and all federal, state and local laws (including but not limited to common law), statutes, ordinances, judgments, decrees, licenses, permits, rules and regulations, or other binding requirement relating to pollution or protection of human health and the environment or worker health and safety, including without limitation, laws (including but not limited to common law), statutes, ordinances, judgements, decrees, licenses, permits, rules and regulations or other binding requirements relating to emissions, discharges, releases or threatened releases of any Hazardous Material, or otherwise relating to the use, treatment, storage, disposal, transport or handling of any Hazardous Material.

              "ESCROW AGENT" means an Escrow Agent as defined in the Escrow Agreement.

              "GAAP" means United States generally accepted accounting principles applied on a consistent basis.

              "HAZARDOUS MATERIAL" means any material, substance or compound regulated under Environmental Laws, whether constituting a useful product or otherwise, including without limitation any pollutant, contaminant, waste, hazardous waste, hazardous substance, toxic substance, hazardous material, extremely hazardous material, asbestos, polychlorinated biphenyl, petroleum, or any refined product, fraction, byproduct or constituent thereof.

              "NET WORKING CAPITAL" means (i) the sum of all of the Company's consolidated accounts receivable, inventories, prepaids and current portion of notes receivable, less (b) the sum of all of the Company's consolidated accounts payable and current accrued liabilities (excluding accrued Taxes) in respect of all periods beginning prior to and ending prior to or on the Closing Date, whether or not a payment with respect to such debt, obligation or liability with respect to such period is yet due, but excluding Indebtedness, recorded in accordance with GAAP.

              "PERMITTED LIENS" shall mean (i) statutory liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Company and for which appropriate reserves have been established in accordance with GAAP; (ii) mechanics', carriers', workers', repairers' and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which are not, individually or in the aggregate, significant; (iii) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Owned Real Property or the Leased Real Property which are not violated by the current use and operation of the Owned Real Property or the Leased Real Property; and (iv) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Owned Real Property or the Leased Real Property which do not materially impair the occupancy or use of the Owned Real Property or the Leased Real Property for the purposes for which it is currently used or proposed to be used in connection with the Company's business.

              "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

              "RELEASE" means any release, threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, migrating or presence of any Hazardous Material in the environment.

              "TAX" or "TAXES" means any federal, state, local or foreign taxes, charges, fees, customs, duties, imposts and levies, including, but not limited to those imposed on income, gross receipts, capital stock, inventory, franchise, profits, withholding, social security payroll, transaction, employment, workers' compensation, unemployment, disability, real property, ad valorem/personal property, assets, stamp, excise, occupation, sales, use, license, transfer, value added, alternative minimum, estimated or other tax, including any interest, penalty or addition thereto, or additional amounts imposed by any Taxing authority (domestic or foreign). For purposes of this Agreement, "Taxes" also includes any obligation under any agreements or arrangements with any Person with respect to the liability for, or sharing of, Taxes (including, without limitation, pursuant to Treasury Regulation Section 1.1502-6 or comparable provisions of state, local or foreign Tax law) and including without limitation, any liability for Taxes as a transferee or successor by contract or otherwise.

              "TAX RETURNS" means any return, report, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any governmental entity or other authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

              12.02 CROSS-REFERENCE OF OTHER DEFINITIONS. Each capitalized term listed below is defined in the corresponding Section of this Agreement:


         TERM                                             SECTION NO.
         ----                                             -----------
         Agreement                                           Preamble
         Aggregate Equity Price                                  1.01
         Bonuses                                                 1.01
         Buyer                                               Preamble
         Buyer Indemnified Parties                            9.02(a)
         Buyer Losses                                         9.02(a)
         Buyer's Representatives                                 6.02
         Cap                                                  9.02(f)
         Capitalized Lease Obligations                           1.01
         Claim                                             9.02(c)(i)
         Class A Stock                                       Preamble
         Class B Stock                                       Preamble
         Code                                                    4.08
         Closing                                              1.07(a)
         Closing Cash                                            1.01
         Closing Date                                         1.07(a)
         Closing Debt                                            1.01
         Closing Per Share Option Purchase Price              1.06(a)
         Closing Per Share Purchase Price                     1.06(a)
         Closing Transactions                                 1.07(b)
         Closing Net Working Capital Statement                1.06(b)
         Company                                             Preamble
         Confidentiality Agreement                               6.02
         Deductible                                           9.02(f)
         Deposit                                                 1.02
         DOL                                                  4.13(c)
         ERISA                                                4.13(a)
         Escrow Agreement                                        1.05
         Escrow Amount                                           1.05
         Estimated Balance Sheet                              1.06(a)
         Estimated Net Working Capital                        1.06(a)
         Executive Stock Agreements                             13.03
         Financial Statements                               4.05/6.09
         Financing Letter                                     2.01(a)
         H.I.G. Cayman                                       Preamble
         H.I.G. Fund                                         Preamble
         H.I.G. Management                                   Preamble


         HSR Act                                                 4.12
         Indebtedness                                      1.07(b)(v)
         Indemnitee                                        9.02(c)(i)
         Indemnitor                                        9.02(c)(i)
         IRS                                                  4.08(a)
         Independent Auditor                                  1.06(b)
         Insiders                                                3.05
         Intellectual Property                                   4.10
         Latest Balance Sheet                                    4.05
         Leased Real Property                                 4.07(b)
         Losses                                               9.02(b)
         Market Disruption Condition                          8.01(b)
         Material Adverse Effect                                 4.01
         Objections Statement                                 1.06(b)
         Option Purchase Transactions                         1.04(b)
         Optionholders                                       Preamble
         Options                                             Preamble
         Outstanding Computer Associates Debt                    1.01
         Owned Real Property                                  4.07(b)
         Pension Plans                                        4.13(a)
         Per Option Purchase Price                            1.04(a)
         Per Share Purchase Price                             1.03(a)
         Plans                                                4.13(a)
         Post-Closing Returns                                11.03(a)
         PTO                                                  2.01(1)
         Seller Losses                                        9.02(b)
         Settlement Agreement                                 9.02(a)
         Shareholder Representative                             10.01
         Shareholders                                        Preamble
         Shares                                              Preamble
         Subsequent Benefit Decrease Event                      11.03
         Subsidiary                                              4.02
         Tax Benefit                                 9.02(e)/11.03(c)
         Tax Detriment                                        9.02(e)
         Terminating Agreements                              13.03(b)
         the Company's knowledge                                13.04
         Thermal                                              2.01(1)
         Transaction Deadline Date                            8.01(d)
         Transfer Taxes                                      11.03(b)
         Vinyl                                               Preamble
         Vinyl Shares                                         1.03(a)
         Welfare Plans                                        4.13(a)


         Working Capital Target                               1.06(a)
         Year 2000 Data                                          4.23


                                  ARTICLE XIII
                                  MISCELLANEOUS

              13.01 PRESS RELEASES AND COMMUNICATIONS. No press release or public announcement related to this Agreement or the transactions contemplated herein or, prior to the Closing, any other announcement or communication to the employees, customers or suppliers of Vinyl and the Company and its Subsidiaries shall be issued or made without the joint approval of Buyer and the Shareholder Representative (on behalf of the Shareholders, the Optionholders and H.I.G. Cayman) by the parties hereto or their respective officers, directors, employees, advisors, agents or representatives, unless required by law (based on the advice of counsel) in which case Buyer and the Shareholder Representative shall have the right to review such press release or announcement prior to publication.

              13.02 EXPENSES. Except as otherwise expressly provided herein, each of Buyer on the one hand and the Shareholders, the Optionholders and H.I.G. Cayman on the other hand shall pay all of its own expenses (including attorneys' and accountants' fees and expenses) in connection with the negotiation of this Agreement, the performance of their respective obligations under this Agreement and the consummation of the transactions contemplated by this Agreement (whether consummated or not); provided, that such expenses of the Company, the Subsidiaries, the Shareholders and the Optionholders may be paid by the Company so long as such payments are reflected in the Estimated Balance Sheet and the Closing Net Working Capital Statement. For the purposes hereof, the expenses of the Company and the Subsidiaries in connection with the negotiation of this Agreement, the performance of any obligations under this Agreement and the consummation of the transactions contemplated by this Agreement (whether consummated or not) shall be deemed expenses of the Shareholders, the Optionholders and H.I.G. Cayman.

              13.03 WAIVER OF CERTAIN TRANSFER RESTRICTIONS AND TERMINATION OF AGREEMENTS. (a) Concurrently with the Closing, the Company, the Shareholders and the Optionholders hereby expressly waive all of their rights to purchase Shares in connection with the transactions contemplated in this Agreement under (i) the Stock Purchase and Option Agreements, set forth on the attached TERMINATING AGREEMENTS SCHEDULE, (ii) the Company's By-laws and (iii) any other documents to which they might be a party or pursuant to which they may have any such right. Such Stock Purchase and Option Agreements shall terminate and be of no further force and effect as of the Closing.

              (b) Concurrently with the Closing, the Company, the Shareholders and the Optionholders shall terminate all of the agreements (the "Terminating Agreements") set forth on the attached TERMINATING AGREEMENTS SCHEDULE. Upon termination, (i) such Terminating Agreements shall be of no further force and effect, and (ii) each Shareholder and each Optionholder shall release and discharge the Company and its stockholders, directors, officers, employees, agents, representatives, Affiliates, successors and assigns, as the case may be, from any and all claims arising as a result of, or in connection with, the Terminating Agreements or the termination thereof, including any claims existing under any Terminating Agreement prior to the date of its termination.

              13.04 KNOWLEDGE DEFINED. For purposes of this Agreement, the term "THE COMPANY'S KNOWLEDGE" as used herein shall mean the actual knowledge of David Rascoe, Gary Petitclerc, Evan Kaffenes, Todd Rascoe, Brian Warren and Brian Schwartz. With respect to any financial information relating to Best Built, Inc., such term shall mean the actual knowledge of Evan Kaffenes after due inquiry of Siri Strom, Brian Warren and Gary Petitclerc.

              13.05 ASSIGNMENT OF CERTAIN RIGHTS. Each of the Shareholders (other than Vinyl) and H.I.G. Cayman hereby transfers, conveys and assigns to Buyer and the Company all of its rights to receive any endorsements necessary in order for such Shareholder to become a bona fide purchaser with respect to capital stock of Vinyl or the Company purchased by such Shareholder (other than Vinyl) or H.I.G. Cayman prior to the date of this Agreement, which rights shall be specifically enforceable by Buyer, Vinyl and/or the Company.

              13.06 NOTICES. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) personally delivered, (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, (c) one (1) business day after deposit with Federal Express or similar overnight courier service or (d) five (5) days after being mailed by first class mail, return receipt requested. Notices, demands and communications to Buyer, the Company, the Shareholders the Optionholders and H.I.G. Cayman shall, unless another address is specified in writing, be sent to the addresses indicated below:

              NOTICES TO BUYER:

              Atrium Companies, Inc.
              1341 W. Mockingbird Lane
              Suite 1200W
              Dallas, Texas 75247

              Attn:    Jeff L. Hull
              Facsimile Number: (214) 630-5001

              and

              Atrium Companies, Inc.
              c/o Ardshiel, Inc.
              230 Park Avenue
              New York, NY 10169
              Attn:    Daniel T. Morley
                       James G. Turner
              Facsimile Number: (212) 972-1809

              with a copy to:

              Paul, Hastings, Janofsky & Walker LLP
              399 Park Avenue
              New York, NY 10022-4697
              Attn:    Joel M. Simon
                       Marie Censoplano
              Facsimile Number:  (212) 319-4090

        NOTICES TO THE SHAREHOLDERS, THE OPTIONHOLDERS AND H.I.G. CAYMAN:

              H.I.G. Vinyl, Inc.
              c/o H.I.G. Capital Management, Inc.
              1001 Brickell Bay Drive, Suite 2310
              Miami, Florida 33131
              Attn:    Anthony A. Tamer
                       Brian D. Schwartz
              Facsimile Number: (305) 379-2013

              with a copy to:

              Kirkland & Ellis
              200 East Randolph Drive
              Chicago, Illinois 60601
              Attn:    James L. Learner, P.C.
                       E. Paul Quinn
              Facsimile Number: (312) 861-2200

              David Roscoe
              c/o Heat, Inc.
              301 Brushton Avenue
              Pittsburgh, Pennsylvania 15221
              Facsimile Number: (412) 244-1891

              and

              Buchanon Ingersoll
              One Oxford Centre
              301 Grant Street
              Pittsburgh, Pennsylvania 15219
              Attn:    Carl Cohen
              Facsimile Number: (412) 562-1041

              NOTICES TO THE COMPANY (PRIOR TO CLOSING):

              Heat, Inc.
              c/o H.I.G. Capital Management, Inc.
              1001 Brickell Bay Drive, Suite 2310
              Miami, Florida 33131
              Attn:    Anthony A. Tamer
                       Brian D. Schwartz
              Facsimile Number: (305) 379-2013

              and

              Kirkland & Ellis
              200 East Randolph Drive
              Chicago, Illinois 60601
              Attn:    James L. Learner, P.C.
                       E. Paul Quinn
              Facsimile Number:  (312) 861-2200

              NOTICES TO VINYL AND THE COMPANY (AFTER CLOSING):

              Heat, Inc.
              c/o Atrium Companies, Inc.
              1341 W. Mockingbird Lane
              Suite 1200W
              Dallas, Texas 75247
              Attn:    Jeff L. Hull
              Facsimile Number: (214) 630-5001
              with a copy to:

              Paul, Hastings, Janofsky & Walker LLP
              399 Park Avenue
              New York, NY 10022-4697
              Attn:    Joel M. Simon
                       Marie Censoplano
              Facsimile Number: (212) 319-4090

              13.07 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by either party without the prior written consent of all other parties. Notwithstanding the foregoing, (a) Buyer may assign or delegate any or all of its rights or obligations under this Agreement to any Affiliate of Buyer, and (b) nothing in this Agreement shall limit Buyer's ability to make a collateral assignment of its rights under this Agreement to any institutional lender that provides funds to Buyer, without the consent of the Company, the Shareholders, the Optionholders or H.I.G. Cayman; provided, however, that unless written notice is given to the Company or to the Shareholder Representative (on behalf of the Shareholders, the Optionholders and H.I.G. Cayman), that any such collateral assignment has been foreclosed upon, the Company, the Shareholders, the Optionholders and H.I.G. Cayman shall be entitled to deal exclusively with Buyer as to any matters arising under this Agreement or the transactions contemplated hereby. In the event of such an assignment the provisions of this Agreement shall insure to the benefit of and be binding upon the assigns of Buyer.

              13.08 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under present or future applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

              13.09 NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person. The section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict the terms and provisions hereof.

              13.10 AMENDMENT AND WAIVER. Any provision of this Agreement or the

Schedules or Exhibits hereto may be amended or waived only in writing signed by Buyer, the Company and the Shareholder Representative (on behalf of the Shareholders, the Optionholders and H.I.G. Cayman); PROVIDED, that any amendment pursuant to which Buyer and certain members of Management agree that all or any portion of Options held by Management shall not be purchased and acquired by Buyer in exchange for the Per Option Purchase Price, may be entered into without the consent of the Company, any Shareholder, any Optionholder or H.I.G. Cayman (other than such members of Management) so long as such amendment does not reduce the portion of the Aggregate Equity Price due to such Shareholder, such Optionholder or H.I.G. Cayman at and after the Closing; PROVIDED FURTHER, that if any amendment or waiver adversely affects any Shareholder or Optionholder in any material respect that does not affect all other Shareholders or Optionholders, such amendment or waiver shall require the consent of such Shareholder or Optionholder. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.

              13.11 COMPLETE AGREEMENT. This Agreement and the documents referred to herein (including the Confidentiality Agreement) contain the complete agreement between the parties hereto and merge and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way, including, without limitation, the Letter of Intent, dated March 1, 1999.

              13.12 COUNTERPARTS. This Agreement may be executed in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

              13.13 GOVERNING LAW. This Agreement and all matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of New York. The parties hereto agree to submit to the personal and exclusive jurisdiction of the state and federal courts serving Pittsburgh, Pennsylvania with respect to the enforcement or interpretation of this Agreement or the parties' obligations hereunder. Each party hereto irrevocably consents to the service of any and all process in any action or proceeding by the mailing of copies of such process by registered or certified mail to such party hereto to serve legal process in any other manner permitted by law. Each party hereto irrevocably waives, to the full extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

              13.14 SCHEDULES AND EXHIBITS. All Schedules and Exhibits referred to in this Agreement are intended to be and are hereby specifically made a part of this Agreement.

              13.15 SPECIFIC PERFORMANCE. The parties hereto recognize that in the event the Company, the Shareholders, the Optionholders or H.I.G. Cayman refuse to perform under the provisions of this Agreement, monetary damages will not be adequate. Buyer shall therefore be entitled, in addition to any other remedies which may be available, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement specifically, the Company, the Shareholders, the Optionholders and H.I.G. Cayman hereby waive the defense that there is an adequate remedy at law.


                                     * * * *

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


        HEAT, INC.                                    /s/
                                                      -------------------------
                                                      By
                                                      Its


        H.I.G. INVESTMENT FUND, L.P., a Cayman
        Island limited partnership (for purposes of Article IX hereof)

        By:  H.I.G. PARTNERS, L.P., its general
        partner

        By:  TAMINVEST CORPORATION, its              /s/  ANTHONY TAMER
        general partner                              -------------------------
                                                     By  ANTHONY TAMER
                                                     Its


        H.I.G. CAPITAL MANAGEMENT, INC., a           /s/ ANTHONY TAMER
        Delaware corporation (for purposes of        -------------------------
        Article IX hereof)                           By  ANTHONY TAMER
                                                     Its

        H.I.G. VINYL, INC., a Cayman Island           /s/ ANTHONY TAMER
        corporation                                   -------------------------
                                                      By  ANTHONY TAMER
                                                      Its



        ATRIUM COMPANIES, INC.                        /s/ DANIEL T. HORLEY
                                                      -------------------------
                                                      By  DANIEL T. HORLEY
                                                      Its Chairman of the Boards
                                                             Directors


        SHAREHOLDERS:

        H.I.G. VINYL, INC., a Delaware corporation    /s/
                                                      -------------------------
                                                      By
                                                     Its Chairman of the Boards
                                                             Directors

        David Rascoe                                  /s/ DAVID RASCOE
                                                      -------------------------

        Todd Rascoe                                   /s/ TODD RASCOE
                                                      -------------------------

        Brian Warren                                  /S/ BRIAN WARREN
                                                      -------------------------

        OPTIONHOLDERS:

        NATIONSCREDIT COMMERCIAL
        CORPORATION

                                                      /s/ Elizabeth A. Burgess
                                                      -------------------------
                                                      By Elizabeth A. Burgess
                                                      Its Vice President




        Emmett Barnes IV                              /S/ EMMETT BARNES
                                                      -------------------------


        Kent W. Davis                                 /S/ KENT W. DAVIS
                                                      -------------------------


        Jay I. Deems                                  /S/ JAY I. DEEMS
                                                      -------------------------


        Evan Kaffenes                                 /S/ EVAN KAFFENES
                                                      -------------------------


        Steven L. Malis                               /S/ STEVEN L. MALIS
                                                      -------------------------


        Duane Petitclerc                              /S/ DUANE PETITCLERC
                                                      -------------------------


         Gary Petitclerc                              /S/ GARY PETITCLERC
                                                      -------------------------


        Arthur J. Poland                              /S/ ARTHUR J. POLAND
                                                      -------------------------


        David Rascoe                                  /S/ DAVID RASCOE
                                                      -------------------------


        Todd Rascoe                                   /s/ TODD RASCOE
                                                      -------------------------


        Dennis Siegel                                 /S/ DENNIS SIEGEL
                                                      -------------------------


        Siri Strom                                    /S/ SIRI STROM
                                                      -------------------------


        Brian Warren                                  /S/ BRIAN WARREN
                                                      -------------------------


        Hartmut U. Zaun                               /S/ HARTMUT U. ZAUN
                                                      -------------------------


                                TABLE OF CONTENTS

                                                                                                          PAGE

ARTICLE I           PURCHASE AND SALE OF SHARES AND OPTIONS..................................................2
         1.01       Aggregate Equity Price...................................................................2
         1.02       Deposit..................................................................................2
         1.03       Share Transactions.......................................................................2
         1.04       Option Transactions......................................................................3
         1.05       Escrow...................................................................................3
         1.06       Aggregate Equity Price Adjustment........................................................4
         1.07       The Closing..............................................................................5

ARTICLE II          CONDITIONS TO CLOSING....................................................................7
         2.01       Conditions to Buyer's Obligations........................................................7
         2.02       Conditions to the Shareholders', the Optionholders' and H.I.G. Cayman's
                    Obligations.............................................................................11

ARTICLE III         REPRESENTATIONS AND WARRANTIES OF EACH
                    SHAREHOLDER, EACH OPTIONHOLDER AND H.I.G. CAYMAN........................................12
         3.01       Authority...............................................................................12
         3.02       Execution and Delivery; Valid and Binding Agreement; Other Matters......................12
         3.03       Ownership of Capital Stock of the Company...............................................12
         3.04       Ownership of Vinyl Shares...............................................................13
         3.05       Capitalization of Vinyl.................................................................14
         3.06       Brokerage...............................................................................14
         3.07       Vinyl...................................................................................14
         3.08       H.I.G. Cayman...........................................................................15

ARTICLE IV          REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................15
         4.01       Organization, Standing and Corporate Power..............................................15
         4.02       Subsidiaries............................................................................16
         4.03       Authorization; No Breach; Valid and Binding Agreement...................................16
         4.04       Capital Stock...........................................................................17
         4.05       Financial Statements....................................................................18
         4.06       Absence of Certain Developments.........................................................19
         4.07       Title to Properties.....................................................................20
         4.08       Tax Matters.............................................................................22
         4.09       Contracts and Commitments...............................................................24
         4.10       Intellectual Property...................................................................26
         4.11       Litigation and Labor Matters............................................................26
         4.12       Governmental Consents, etc..............................................................27


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


         4.13       Employees...............................................................................27
         4.14       Insurance...............................................................................29
         4.15       Compliance with Laws....................................................................30
         4.16       Environmental Compliance and Conditions.................................................31
         4.17       Affiliated Transactions.................................................................32
         4.18       Brokerage...............................................................................32
         4.19       Bank Accounts...........................................................................32
         4.20       Undisclosed Liabilities.................................................................32
         4.21       Change of Control Provisions............................................................33
         4.22       Disclosure..............................................................................33
         4.23       Year 2000...............................................................................33
         4.24       Customers...............................................................................33
         4.25       Relationship with General Electric Company..............................................33

ARTICLE V           REPRESENTATIONS AND WARRANTIES OF BUYER.................................................34
         5.01       Organization and Corporate Power........................................................34
         5.02       Authorization; Valid and Binding Agreement..............................................34
         5.03       No Breach...............................................................................34
         5.04       Governmental Consents, etc..............................................................34
         5.05       Litigation..............................................................................34
         5.06       Brokerage...............................................................................35
         5.07       Investment Representation...............................................................35
         5.08       Financing...............................................................................35

ARTICLE VI          COVENANTS OF THE COMPANY,THE SHAREHOLDERS, THE
                    OPTIONHOLDERS AND H.I.G. CAYMAN.........................................................35
         6.01       Conduct of the Business.................................................................35
         6.02       Access to Books and Records.............................................................37
         6.03       Regulatory Filings......................................................................38
         6.04       Conditions..............................................................................38
         6.05       Exclusive Dealing.......................................................................38
         6.06       Notification............................................................................38
         6.07       Consents................................................................................39
         6.08       Brokerage...............................................................................39
         6.09       Interim Financial Statements............................................................39
         6.10       Intellectual Property Matters...........................................................39
         6.11       No Transfers............................................................................40

ARTICLE VII         COVENANTS OF BUYER......................................................................40
         7.01       Access to Books and Records.............................................................40
         7.02       Notification............................................................................40
         7.03       Director and Officer Liability and Indemnification......................................40



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



         7.04       Regulatory Filings......................................................................41
         7.05       Conditions..............................................................................41
         7.06       Contact with Customers and Suppliers....................................................41
         7.07       Bonuses.................................................................................41

ARTICLE VIII        TERMINATION.............................................................................41
         8.01       Termination.............................................................................41
         8.02       Effect of Termination...................................................................43

ARTICLE IX          INDEMNIFICATION.........................................................................44
         9.01       Survival of Representations and Warranties..............................................44
         9.02       Indemnification.........................................................................44

ARTICLE X           SHAREHOLDER REPRESENTATIVE..............................................................49
         10.01      Designation.............................................................................49
         10.02      Authority...............................................................................49
         10.03      Exculpation.............................................................................50

ARTICLE XI          ADDITIONAL COVENANTS AND AGREEMENTS.....................................................51
         11.01      Disclosure Generally....................................................................51
         11.02      Acknowledgment by Buyer.................................................................51
         11.03      Tax Matters.............................................................................52
         11.04      Further Assurances......................................................................53
         11.05      Other Matters Relating to Options.......................................................53

ARTICLE XII         DEFINITIONS.............................................................................54
         12.01      Definitions.............................................................................54
         12.02      Cross-Reference of Other Definitions....................................................56

ARTICLE XIII        MISCELLANEOUS...........................................................................58
         13.01      Press Releases and Communications.......................................................58
         13.02      Expenses................................................................................59
         13.03      Waiver of Certain Transfer Restrictions and Termination of Agreements...................59
         13.04      Knowledge Defined.......................................................................59
         13.05      Assignment of Certain Rights............................................................59
         13.06      Notices.................................................................................60
         13.07      Assignment..............................................................................62
         13.08      Severability............................................................................63
         13.09      No Strict Construction..................................................................63
         13.10      Amendment and Waiver....................................................................63
         13.11      Complete Agreement......................................................................64
         13.12      Counterparts............................................................................64

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



         13.13      Governing Law...........................................................................64
         13.14      Schedules and Exhibits..................................................................64
         13.15      Specific Performance....................................................................64

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


                                    EXHIBITS


Exhibit A  Escrow Agreement
Exhibit B  Financing Letter
Exhibit C  Certificates of Vinyl, the Company and the Shareholder Representative
Exhibit D  Opinions of Counsel to the Company, Vinyl and H.I.G. Cayman
Exhibit E  FIRPTA Certificates
Exhibit F  Certificate of Buyer
Exhibit G  Settlement Agreement


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


                                    SCHEDULES


Affiliated Transactions
Authorization
Bank Accounts
Buyer Consents
Capital Stock
Contracts
Developments
Employee Benefits
Environmental Compliance
Financial Statements
Governmental Consents
Indebtedness
Insurance
Intellectual Property
Liabilities
Liens
Litigation
Optionholders
Organization
Personal Property
Real Property
Seller Consents Schedule
Shareholders
Subsidiary
Taxes
Terminating Agreements
Third-Party Consents
Updated

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